Exhibit 4.1
                             MALLINCKRODT GROUP INC.
                                       and
                  FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION,

                                    as Trustee
                                    Indenture
                            Dated as of March 15, 1985
                 As Amended and Restated as of February 15, 1995

                                 Debt Securities
                            CROSS REFERENCE SHEET<F1>
   <F1>This cross reference sheet shall not, for any purpose, be deemed to be
   a part of the Indenture.          Between
     Provisions of Sections 310 through 318 (a) inclusive of Trust Indenture Act and the Amended and Restated Indenture dated as of March 15, 1985, as amended and restated as of February 15, 1995, between Mallinckrodt Group Inc. and First Trust of New York, National Association, as Trustee.

     Section of Act                                                                                   Section of Indenture
         310 (a) (1), (2) and (5)  . . . . . . . . . . . . . . . . . . . . . . . . . . .                     8.09
         310 (a) (3) and (4)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     <F2>
         310 (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     8.08
         310 (c)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     <F2>
         311 (a)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     8.13 (a) and (c)
         311 (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     8.13 (b)
         311 (c)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     <F2>
         312 (a)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     6.01 and 6.02 (a)
         312 (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     6.02 (b)

         312 (c)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     6.02 (c)
         313 (a) (1), (2), (3), (4), (6), (7) and (8)  . . . . . . . . . . . . . . . . .                     6.04
         313 (a) (5)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     <F2>
         313 (b) (1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     <F2>
         313 (b) (2), (c) and (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . .                     6.04
         314 (a) (1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     6.03 (a)
         314 (a) (2) and (4)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     6.03 (b)
         314 (a) (3)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     6.03 (c)
         314 (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     <F2>
         314 (c) (1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     15.05
         314 (c) (2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     15.05
         314 (c) (3)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     <F2>
         314 (d)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     <F2>
         314 (e)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     15.05
         314 (f)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     <F2>
         315 (a), (c) and (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     8.01
         315 (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     7.08
         315 (e)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     7.09
         316 (a) (1)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     7.07
         316 (a) (2)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     <F2>
         316 (a) last para   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     9.04
         316 (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     7.04
         316 (c)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     <F2>
         317 (a)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     7.02
         317 (b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     5.04
         318 (a)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                     15.07
     <F2>Not Applicable.

                              TABLE OF CONTENTS<F1>
   <F1>This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                                                                                                         Page
     Parties               . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    1
     Recitals              . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    1
                                                               ARTICLE ONE.
                                                               DEFINITIONS.
     SECTION 1.01. Definitions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    2
                        Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    2
                        Authenticating Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    2
                        Authorized Newspaper   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    2
                        Board of Directors   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    2
                        Board Resolution   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    3
                        Business Day   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    3
                        Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    3
                        Company Request and Company Order  . . . . . . . . . . . . . . . . . . . . . . .                    3
                        Consolidated Net Tangible Assets   . . . . . . . . . . . . . . . . . . . . . . .                    4
                        Debt Security or Debt Securities   . . . . . . . . . . . . . . . . . . . . . . .                    4
                        Debt Security Register   . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    4
                        Event of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    4
                        Holder   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    5
                        Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    5
                        Interest Payment Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    5
                        Officers' Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    5
                        Opinion of Counsel   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    5
                        Original Issue Discount Debt Security  . . . . . . . . . . . . . . . . . . . . .                    5
                        Outstanding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    6
                        Person   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    7
                        Predecessor Debt Security  . . . . . . . . . . . . . . . . . . . . . . . . . . .                    7
                        Principal Office of the Trustee  . . . . . . . . . . . . . . . . . . . . . . . .                    7
                        Principal Facility   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    7
                        Redemption Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    8
                        Redemption Price   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    8
                        Regular Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    8
                        Responsible Officer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    8
                        Restricted Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    8
                        Sale and Leaseback Transaction   . . . . . . . . . . . . . . . . . . . . . . . .                    9
                        Secured Debt   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    9
                        Security Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    10
                        Senior Funded Debt   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    10
                        Special Record Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    10
                        Specified Currency   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    10
                        Stated Maturity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    11
                        Subsidiary   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    11
                        Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    11
                        Trust Indenture Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    11
                        Unrestricted Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    11
                        U.S. Dollars   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    12
                        U.S. Government Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . .                    12
                                                               ARTICLE TWO.
                                                           DEBT SECURITY FORMS.
     SECTION 2.01. Forms Generally . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    12
     SECTION 2.02. Forms of Debt Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    13
     SECTION 2.03. Form of Trustee's Certificate of Authentication . . . . . . . . . . . . . . . . . . .                    20
                                                              ARTICLE THREE.
                                                           THE DEBT SECURITIES.
     SECTION 3.01. Title and Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    20
     SECTION 3.02. Denominations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    21
     SECTION 3.03. Payment of Principal and Interest . . . . . . . . . . . . . . . . . . . . . . . . . .                    21
     SECTION 3.04. Execution of Debt Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    22
     SECTION 3.05. Temporary Debt Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    24
     SECTION 3.06. Exchange and Registration of Transfer of Debt Securities  . . . . . . . . . . . . . .                    25
     SECTION 3.07. Mutilated, Destroyed, Lost or Stolen Debt Securities  . . . . . . . . . . . . . . . .                    26
     SECTION 3.08. Payment of Interest; Interest Rights Preserved  . . . . . . . . . . . . . . . . . . .                    27
     SECTION 3.09. Persons Deemed Owners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    29
     SECTION 3.10. Cancellation of Debt Securities Paid, etc.  . . . . . . . . . . . . . . . . . . . . .                    29
                                                              ARTICLE FOUR.
                                              REDEMPTION OF DEBT SECURITIES; SINKING FUNDS.
     SECTION 4.01. Applicability of Article  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    30
     SECTION 4.02. Notice of Redemption; Selection of Debt Securities  . . . . . . . . . . . . . . . . .                    30
     SECTION 4.03. Payment of Debt Securities Called for Redemption  . . . . . . . . . . . . . . . . . .                    31
     SECTION 4.04. Provisions with Respect to any Sinking Funds  . . . . . . . . . . . . . . . . . . . .                    32
                                                              ARTICLE FIVE.
                                                   PARTICULAR COVENANTS OF THE COMPANY.
     SECTION 5.01. Payment of Principal, Premium and Interest  . . . . . . . . . . . . . . . . . . . . .                    34
     SECTION 5.02. Offices for Notices and Payments, etc.  . . . . . . . . . . . . . . . . . . . . . . .                    34
     SECTION 5.03. Appointments to Fill Vacancies in Trustee's Office  . . . . . . . . . . . . . . . . .                    35
     SECTION 5.04. Provisions as to Paying Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    35
     SECTION 5.05. Restriction on Creation of Secured Debt . . . . . . . . . . . . . . . . . . . . . . .                    36
     SECTION 5.06. Restriction on Sale and Leaseback Transactions  . . . . . . . . . . . . . . . . . . .                    40
     SECTION 5.07. Restriction on Transfer of Principal Facility to Unrestricted Subsidiaries  . . . . .                    40
     SECTION 5.08. Certificate to Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    41
     SECTION 5.09. Waivers of Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    41
                                                               ARTICLE SIX.
                                        HOLDERS' LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE.
     SECTION 6.01. Holders' Lists  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    42
     SECTION 6.02. Preservation and Disclosure of Lists  . . . . . . . . . . . . . . . . . . . . . . . .                    42
     SECTION 6.03. Reports by the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    44
     SECTION 6.04. Reports by the Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    44
                                                              ARTICLE SEVEN.
                                         REMEDIES OF THE TRUSTEE AND HOLDERS ON EVENT OF DEFAULT.
     SECTION 7.01. Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    45
     SECTION 7.02. Payment of Debt Securities Upon Default; Suit Therefor  . . . . . . . . . . . . . . .                    48
     SECTION 7.03. Application of Moneys Collected by Trustee  . . . . . . . . . . . . . . . . . . . . .                    50
     SECTION 7.04. Proceedings by Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    51
     SECTION 7.05. Proceedings by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    52
     SECTION 7.06. Remedies Cumulative and Continuing  . . . . . . . . . . . . . . . . . . . . . . . . .                    52
     SECTION 7.07. Direction of Proceedings and Waiver of Defaults by Majority of Holders  . . . . . . .                    53
     SECTION 7.08. Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    53
     SECTION 7.09. Undertaking to Pay Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    54
     SECTION 7.10. Unconditional Right of Holders to Receive Principal, Premium and Interest . . . . . .                    54
                                                              ARTICLE EIGHT.
                                                         CONCERNING THE TRUSTEE.
     SECTION 8.01. Duties and Responsibilities of Trustee  . . . . . . . . . . . . . . . . . . . . . . .                    54
     SECTION 8.02. Reliance on Documents, Opinions, etc. . . . . . . . . . . . . . . . . . . . . . . . .                    56
     SECTION 8.03. No Responsibility for Recitals, etc.  . . . . . . . . . . . . . . . . . . . . . . . .                    58
     SECTION 8.04. Trustee and Agents May Own Debt Securities  . . . . . . . . . . . . . . . . . . . . .                    58
     SECTION 8.05. Moneys to be Held in Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    58
     SECTION 8.06. Compensation and Expenses of Trustee  . . . . . . . . . . . . . . . . . . . . . . . .                    58
     SECTION 8.07. Officers' Certificate as Evidence . . . . . . . . . . . . . . . . . . . . . . . . . .                    59
     SECTION 8.08. Conflicting Interest of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . .                    59
     SECTION 8.09. Eligibility of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    59
     SECTION 8.10.  Resignation or Removal Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . .                    60
     SECTION 8.11.  Acceptance by Successor Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . .                    61
     SECTION 8.12.  Succession by Merger, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    62
     SECTION 8.13.  Limitation on Rights of Trustee as a Creditor  . . . . . . . . . . . . . . . . . . .                    63
     SECTION 8.14.  Authenticating Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    67
                                                              ARTICLE NINE.
                                                         CONCERNING THE HOLDERS.
     SECTION 9.01.  Action by Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    70
     SECTION 9.02.  Proof of Execution by Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . .                    71
     SECTION 9.03.  Who Are Deemed Absolute Owners . . . . . . . . . . . . . . . . . . . . . . . . . . .                    71
     SECTION 9.04.  Company-Owned Debt Securities Disregarded  . . . . . . . . . . . . . . . . . . . . .                    71
     SECTION 9.05.  Revocation of Consents; Future Holders Bound . . . . . . . . . . . . . . . . . . . .                    72
                                                               ARTICLE TEN.
                                                            HOLDERS' MEETINGS.
     SECTION 10.01.  Purposes of Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    73
     SECTION 10.02.  Call of Meetings by Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    73
     SECTION 10.03.  Call of Meetings by Company or Holders  . . . . . . . . . . . . . . . . . . . . . .                    73
     SECTION 10.04.  Qualifications for Voting . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    74
     SECTION 10.05.  Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    74
     SECTION 10.06.  Voting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    75
     SECTION 10.07.  No Delay of Rights by Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . .                    76
                                                             ARTICLE ELEVEN.
                                                         SUPPLEMENTAL INDENTURES.
     SECTION 11.01.  Supplemental Indentures without Consent of Holders  . . . . . . . . . . . . . . . .                    76
     SECTION 11.02.  Supplemental Indentures with Consent of Holders . . . . . . . . . . . . . . . . . .                    78
     SECTION 11.03.  Effect of Supplemental Indentures . . . . . . . . . . . . . . . . . . . . . . . . .                    79
     SECTION 11.04.  Notation on Debt Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    79
     SECTION 11.05.  Evidence of Compliance of Supplemental Indenture to be Furnished to Trustee . . . .                    79
                                                             ARTICLE TWELVE.
                                               CONSOLIDATION, MERGER, SALE AND CONVEYANCE.
     SECTION 12.01.  Company May Consolidate, etc., on Certain Terms . . . . . . . . . . . . . . . . . .                    79
     SECTION 12.02.  Debt Securities to be Secured in Certain Events . . . . . . . . . . . . . . . . . .                    80
     SECTION 12.03.  Successor Corporation to be Substituted . . . . . . . . . . . . . . . . . . . . . .                    80
     SECTION 12.04.  Opinion of Counsel to Be Given Trustee  . . . . . . . . . . . . . . . . . . . . . .                    81
                                                            ARTICLE THIRTEEN.
                                                 SATISFACTION AND DISCHARGE OF INDENTURE.
     SECTION 13.01.  Satisfaction, Discharge and Defeasance of Debt Securities of any Series . . . . . .                    81
     SECTION 13.02.  Defeasance of Debt Securities of any Series . . . . . . . . . . . . . . . . . . . .                    84
     SECTION 13.03.  Application of Trust Funds; Indemnification . . . . . . . . . . . . . . . . . . . .                    85
     SECTION 13.04.  Return of Unclaimed Moneys  . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    86
                                                            ARTICLE FOURTEEN.
                                     IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS.
     SECTION 14.01.  Indenture and Debt Securities Solely Corporate Obligations  . . . . . . . . . . . .                    86
                                                             ARTICLE FIFTEEN.
                                                        MISCELLANEOUS PROVISIONS.
     SECTION 15.01.  Provisions Binding on Successors of the Company . . . . . . . . . . . . . . . . . .                    87
     SECTION 15.02.  Indenture for Sole Benefit of Parties and Holders of Debt Securities  . . . . . . .                    87
     SECTION 15.03.  Addresses for Notices, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    87
     SECTION 15.04.  New York Contract . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    88
     SECTION 15.05.  Evidence of Compliance with Conditions Precedent  . . . . . . . . . . . . . . . . .                    88
     SECTION 15.06.  Legal Holidays  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    88
     SECTION 15.07.  Trust Indenture Act to Control  . . . . . . . . . . . . . . . . . . . . . . . . . .                    89
     SECTION 15.08.  Table of Contents, Headings, etc. . . . . . . . . . . . . . . . . . . . . . . . . .                    89
     SECTION 15.09.  Execution in Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    89
     SECTION 15.10.  Determination of Principal Amount . . . . . . . . . . . . . . . . . . . . . . . . .                    89

        THIS INDENTURE, dated as of March 15, 1985, as amended and restated as of February 15, 1995, between Mallinckrodt Group Inc., a New York corporation (the "Company"), and First Trust of New York, National Association, a national banking association duly organized and existing under the laws of the United States of America, as trustee (the "Trustee").
                             RECITALS OF THE COMPANY
        As of March 15, 1985, the Company, then known as International Minerals & Chemical Corporation and renamed IMCERA Group Inc. in 1990, executed an indenture with Morgan Guaranty Trust Company of New York. Such indenture was amended by a First Supplemental Indenture dated as of April 1, 1992. In 1994, the Company again changed its name, to Mallinckrodt Group Inc., and First Trust of New York, National Association, succeeded Morgan Guaranty Trust Company of New York as trustee under such indenture. The Company desires, and the Trustee has agreed, to enter into this Indenture to reflect the changes described in this paragraph and certain other changes, in accordance with Section 11.01 hereof.
        The Company has duly authorized the execution and delivery of this Indenture to provide for the issue from time to time of its unsecured debentures, notes, bonds or other evidences of indebtedness to be issued in one or more series as in this Indenture provided, up to such principal amount or amounts as may from time to time be authorized in or pursuant to one or more resolutions of the Board of Directors.
        All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.
        NOW, THEREFORE, THIS INDENTURE WITNESSETH:
        For and in consideration of the premises and the purchase or acceptance of the Debt Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of the respective Holders from time to time of the Debt Securities or of any series thereof as follows:
                                   ARTICLE ONE.
                                   Definitions.
        SECTION 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this
   Section 1.01. All other terms used in this Indenture which are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act of 1933, as amended, shall have (except as herein otherwise expressly provided or unless the context otherwise requires) the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this Indenture. All references to such terms herein shall be both to the singular or the plural, as the context so requires.
   AFFILIATE:
        The term "Affiliate", when used with respect to any specified Person, means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.
   AUTHENTICATING AGENT:
        The term "Authenticating Agent" shall mean the agent of the Trustee, if any, which at the time shall be appointed and acting pursuant to Section 8.14.
   AUTHORIZED NEWSPAPER:
        The term "Authorized Newspaper" means a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York.
   BOARD OF DIRECTORS:
        The term "Board of Directors" shall mean the Board of Directors of the Company or any committee of such Board designated by the Board of Directors or the by-laws or the certificate of incorporation of the Company to act for such Board for purposes of this Indenture.
   BOARD RESOLUTION:
        The term "Board Resolution" means a copy of a resolution certified by a Vice President, the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee. BUSINESS DAY:
        The term "Business Day" shall mean, except as otherwise provided pursuant to Section 3.01 for Debt Securities of any series, a day that in The City of New York is not a day on which banking institutions are legally authorized or obligated to close and (i) with respect to Debt Securities denominated in Australian dollars, any day that is not a day on which banking institutions are legally authorized or obligated to close in both Sydney, Australia and Melbourne, Australia, (ii) with respect to Debt Securities denominated in European Currency Units ("ECU"), any day that is not a day designated as an "ECU Non-Settlement Day" by the ECU Banking Association in Paris or otherwise generally regarded in the ECU interbank market as a day on which payments in ECU shall not be made, and (iii) with respect to Debt Securities denominated in a currency or composite currency other than U.S. Dollars, Australian dollars or ECU, any day that is not a day on which banking institutions are legally authorized or obligated to close in the principal financial center of the country of the currency.
   COMPANY:
        The term "Company" shall mean Mallinckrodt Group Inc., a New York corporation, and, subject to Article Twelve, shall include its successors and assigns.

   COMPANY REQUEST AND COMPANY ORDER:
        The terms "Company Request" and "Company Order" mean, respectively, a written request or order signed in the name of the Company by its Chairman of the Board, Vice Chairman of the Board, President or a Vice President and by another Vice President, its Treasurer, its Secretary, an Assistant Secretary or an Assistant Treasurer, and delivered to the Trustee. CONSOLIDATED NET TANGIBLE ASSETS:
        The term "Consolidated Net Tangible Assets" shall mean (a) the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom
             (i) all liabilities and liability items, except for indebtedness payable by its terms more than one year from the date of incurrence thereof (or renewable or extendable at the option of the obligor for a period ending more than one year after such date of incurrence), capitalized rent, capital stock and surplus, surplus reserves and deferred income taxes and credits and other non-current liabilities, and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount, unamortized expense incurred in the issuance of debt, and other like intangibles (except prepaid royalties)
   which, in each case, under generally accepted accounting principles in effect on the date hereof would be included on a consolidated balance sheet of the Company and its Restricted Subsidiaries, less (b) loans, advances, equity investments and contingent liabilities of every nature (other than accounts receivable arising from the sale of merchandise in the ordinary course of business) at the time outstanding which were made or incurred by the Company and its Restricted Subsidiaries to, in or for Unrestricted Subsidiaries or to, in or for corporations while they were Unrestricted Subsidiaries and which at the time of computation are not Subsidiaries. DEBT SECURITY OR DEBT SECURITIES:
        The terms "Debt Security" or "Debt Securities" shall mean any unsecured notes, debentures, bonds, or other indebtedness of any series, as the case may be, issued by the Company from time to time, and authenticated and delivered under this Indenture.
   DEBT SECURITY REGISTER:
        The term "Debt Security Register" shall have the meaning set forth in
   Section 3.06.
   EVENT OF DEFAULT:
        The term "Event of Default" shall mean any event specified in Section 7.01, continued for the period of time, if any, and after the giving of the notice, if any, therein designated.
   HOLDER:
        The term "Holder" means any Person in whose name a Debt Security of any series is registered in the Debt Security Register applicable to Debt Securities of such series.
   INDENTURE:
        The term "Indenture" shall mean this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.
   INTEREST PAYMENT DATE:
        The term "Interest Payment Date", when used with respect to any series of Debt Securities, means the Stated Maturity of an instalment of interest on such Debt Securities.
   OFFICERS' CERTIFICATE:
        The term "Officers' Certificate", when used with respect to the Company, shall mean a certificate signed by the Chairman of the Board, Vice Chairman of the Board, the President or any Vice President and by the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary, the Controller or any Assistant Controller of the Company and delivered to the Trustee. Each such certificate shall include the statements provided for in Section 15.05 if, and to the extent, required by the provisions of such Section.
   OPINION OF COUNSEL:
        The term "Opinion of Counsel" shall mean an opinion in writing signed by legal counsel who may be an employee of or counsel to the Company, or who may be other counsel satisfactory to the Trustee. Each such opinion shall include the statements provided for in Section 15.05, if, and to the extent, required by the provisions of such Section.
   ORIGINAL ISSUE DISCOUNT DEBT SECURITY:
        The term "Original Issue Discount Debt Security" means any Debt Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 7.01.
   OUTSTANDING:
        The term "Outstanding", when used with respect to Debt Securities or Debt Securities of any series, means, as of the date of determination, all such Debt Securities theretofore authenticated and delivered under this Indenture, except:
             (i) such Debt Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;
             (ii) such Debt Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any paying agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own paying agent) for the Holders of such Debt Securities; provided, however, that if such Debt Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and
             (iii) such Debt Securities in exchange for or in lieu of which other such Debt Securities have been authenticated and delivered pursuant to this Indenture, or such Debt Securities which have been paid, pursuant to this Indenture, unless proof satisfactory to the Trustee is presented that any such Debt Securities are held by Persons in whose hands any of such Debt Securities are legal, valid and binding obligation of the Company;
   provided, however, that in determining whether the Holders of the requisite principal amount of such Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, such Debt Securities owned by the Company or such other obligor upon such Debt Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only such Debt Securities which the Trustee knows to be so owned shall be so disregarded. Such Debt Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debt Securities and that the pledgee is not the Company or any other such obligor upon such Debt Securities or any Affiliate of the Company or such other obligor. In case of a dispute as to such right, the decision of the Trustee upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all such Debt Securities, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to the provisions of Section 8.01, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all such Debt Securities not listed therein are Outstanding for the purpose of any such determination.
   PERSON:
        The term "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof. PREDECESSOR DEBT SECURITY:
        The term "Predecessor Debt Security" of any particular Debt Security means every previous Debt Security evidencing all or a portion of the same debt as that evidenced by such particular Debt Security, and for the purposes of this definition, any Debt Security authenticated and delivered under Section 3.07 in lieu of a mutilated, lost, destroyed or stolen Debt Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Debt Security.
   PRINCIPAL OFFICE OF THE TRUSTEE:
        The term "principal office of the Trustee," or other similar terms, shall mean the principal office of the Trustee in The City of New York, New York, at which at any particular time its corporate trust business shall be administered, which office on the date of the amendment and restatement hereof is located at 100 Wall Street, Suite 1600, New York, New York 10005. PRINCIPAL FACILITY:
        The term "Principal Facility" shall mean any manufacturing plant, warehouse, office building or parcel of real property (including fixtures but excluding leases and other contract rights which might otherwise be deemed real property) owned by the Company, or any Restricted Subsidiary, whether owned on the date hereof or thereafter, provided each such plant, warehouse, office building or parcel of real property has a gross book value (without deduction for any depreciation reserves) at the date as of which the determination is being made of in excess of two percent of the Consolidated Net Tangible Assets of the Company and the Restricted Subsidiaries, other than any such plant, warehouse, office building or parcel of real property or portion thereof which, in the opinion of the Board of Directors (evidenced by a certified resolution thereof delivered to the Trustee), is not of material importance to the business conducted by the Company and its Subsidiaries taken as a whole.
   REDEMPTION DATE:
        The term "Redemption Date", when used with respect to any Debt Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.
   REDEMPTION PRICE:
        The term "Redemption Price", when used with respect to any Debt Security to be redeemed, means the price specified in such Debt Security at which it is to be redeemed pursuant to this Indenture.
   REGULAR RECORD DATE:
        The term "Regular Record Date" for the interest payable on any Debt Security on any Interest Payment Date means the date, if any, specified in such Debt Security as the "Regular Record Date."
   RESPONSIBLE OFFICER:
        The term "Responsible Officer", when used with respect to the Trustee, shall mean the Chairman or Vice Chairman of the Board of Directors, the Chairman of the Executive Committee of the Board of Directors, the Chairman of the Trust Committee, the President, any Vice President, any Second or Assistant Vice President, the Cashier, the Secretary, the Treasurer, any Trust Officer, any Assistant Trust Officer, or any other officer or assistant officer of the Trustee customarily performing corporate trust functions.
   RESTRICTED SUBSIDIARY:
        The term "Restricted Subsidiary" shall mean (a) any Subsidiary other than an Unrestricted Subsidiary and (b) any Subsidiary which was an Unrestricted Subsidiary but which, subsequent to the date hereof, is designated by the Company (by certified resolution of the Board of Directors delivered to the Trustee) to be a Restricted Subsidiary; provided, however, that the Company may not designate any such Subsidiary to be a Restricted Subsidiary if the Company would thereby breach any covenant or agreement herein contained (on the assumption that any transaction to which such Subsidiary was a party at the time of such designation and which would have given rise to Secured Debt or constituted a Sale and Leaseback Transaction at the time it was entered into had such Subsidiary then been a Restricted Subsidiary was entered into at the time of such designation).
   SALE AND LEASEBACK TRANSACTION:
        The term "Sale and Leaseback Transaction" shall mean any sale or transfer made by the Company or one or more Restricted Subsidiaries (except a sale or transfer made to the Company or one or more Restricted Subsidiaries) of any Principal Facility which (in the case of a Principal Facility which is a manufacturing plant, warehouse, office building or developed mining property) has been in operation, use, or commercial production (exclusive of test and start-up periods) by the Company or any Restricted Subsidiary for more than 120 days prior to such sale or transfer, or which (in the case of Principal Facility which is a parcel of real property other than a manufacturing plant, warehouse, office building or developed mining property) has been owned by the Company or any Restricted Subsidiary for more than 120 days prior to such sale or transfer, if such sale or transfer is made with the intention of leasing, or as part of an arrangement involving the lease, of such Principal Facility to the Company or a Restricted Subsidiary (except a lease for a period not exceeding 36 months, made with the intention that the use of the leased Principal Facility by the Company or such Restricted Subsidiary will be discontinued on or before the expiration of such period). The following shall not be deemed to create or be defined to be a Sale and Leaseback
   Transaction: (a) (i) the sale or other transfer of minerals in place for a period of time until, or in an amount such that, the purchaser will realize therefrom a specified amount of money (however determined) or a specified amount of such minerals, or (ii) any nonrecourse royalty or lease arrangement or any interest in property of the character commonly referred to as a "production payment" or (b) any Secured Debt permitted under
   Section 5.05 hereof.
   SECURED DEBT:
        The term "Secured Debt" shall mean any indebtedness for money borrowed by, or evidenced by a note or other similar instrument of, the Company or a Restricted Subsidiary, and any other indebtedness of the Company or a Restricted Subsidiary on which by the terms of such indebtedness interest is paid or payable, including obligations evidenced or secured by leases, installment sales agreements or other instruments in connection with industrial development bonds as defined in Section 103(c)(2) of the Internal Revenue Code of 1954 (other than indebtedness owed by a Restricted Subsidiary to the Company, by a Restricted Subsidiary to another Restricted Subsidiary or by the Company to a Restricted Subsidiary), which in any such case is secured by (a) a Security Interest in any Principal Facility, or
   (b) a Security Interest in any shares of stock owned directly or indirectly by the Company in a Restricted Subsidiary or in indebtedness for money borrowed by a Restricted Subsidiary from the Company or another Restricted Subsidiary. The securing in the foregoing manner of any previously unsecured debt shall be deemed to be the creation of Secured Debt at the time such security is given. The amount of Secured Debt at any time outstanding shall be the maximum aggregate amount then owing thereon by the Company and its Restricted Subsidiaries. The sale or other transfer of the following shall not be deemed to create or be defined to be Secured Debt:
   (i) minerals in place for a period of time until, or in an amount such that, the purchaser will realize therefrom a specified amount of money (however determined) or a specified amount of such minerals, or (ii) any non-recourse royalty or lease arrangement or any interest in property of the character commonly referred to as a "production payment".
   SECURITY INTEREST:
        The term "Security Interest" shall mean any mortgage, pledge, lien, encumbrance or other security interest which secures payment or performance of an obligation.
   SENIOR FUNDED DEBT:
        The term "Senior Funded Debt" shall mean any obligation of the Company or any Restricted Subsidiary which constituted funded debt as of the date of its creation and which, in the case of such funded debt of the Company, is not subordinate and junior in right of payment to the prior payment of the Debt Securities. As used herein "funded debt" shall mean any obligation payable by its terms more than one year from the date of incurrence thereof (or renewable or extendable at the option of the obligor for a period ending more than one year after such date of incurrence), which under generally accepted accounting principles should be shown on the balance sheet as a liability.
   SPECIAL RECORD DATE:
        The term "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.08. SPECIFIED CURRENCY:
        The term "Specified Currency" shall mean the currency in which a Debt Security is denominated, which may include U.S. Dollars, any foreign currency or any composite of two or more currencies.
   STATED MATURITY:
        The term "Stated Maturity" when used with respect to any Debt Security or any instalment of principal thereof or of interest thereon, means the date specified in such Debt Security as the fixed date on which the principal of such Debt Security, or such instalment of interest, is due and payable.
   SUBSIDIARY:
        The term "Subsidiary" shall mean any corporation of which the Company, or the Company and one or more Subsidiaries, or any one or more Subsidiaries, directly or indirectly own voting securities entitling the Holders thereof to elect a majority of the directors, either at all times or so long as there is no default or contingency which permits the Holders of any other class or classes of securities to vote for the election of one or more directors.
   TRUST INDENTURE ACT:
        The term "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended.
   TRUSTEE:
        The term "Trustee" shall mean First Trust of New York, National Association, and, subject to the provisions of Article Eight hereof, shall also include its successors and assigns as Trustee hereunder.

   UNRESTRICTED SUBSIDIARY:
        The term "Unrestricted Subsidiary" shall mean (a) any Subsidiary acquired or organized after the date hereof, provided, however, that such Subsidiary is not a successor, directly or indirectly, to, and does not directly or indirectly own any equity interest in, any Restricted Subsidiary, (b) any Subsidiary the principal business and assets of which are located outside the United States of America (including its territories and possessions) or Canada or both, (c) any Subsidiary the principal business of which consists of financing the acquisition or disposition of machinery, equipment, inventory, accounts receivable and other real, personal and intangible property by Persons including the Company or a Subsidiary, (d) any Subsidiary the principal business of which is owning, leasing, dealing in or developing real property for residential or office building purposes, and (e) any Subsidiary substantially all the assets of which consist of stock or other securities of an Unrestricted Subsidiary or Unrestricted Subsidiaries of the character described in clauses (a) through
   (d) of this paragraph, unless and until, in each of the cases specified in this paragraph, any such Subsidiary shall have been designated to be a Restricted Subsidiary pursuant to clause (b) of the definition of "Restricted Subsidiary".
   U.S. DOLLARS:
        The term "U.S. Dollars" shall mean such coin or currency of the United States of America as at the relevant time is legal tender for the payment of public and private debts.
   U.S. GOVERNMENT OBLIGATIONS:
        The term "U.S. Government Obligations" means securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentally of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case are not callable or redeemable at the option of the issuer thereof. U.S. Government Obligations shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt. For series of Debt Securities issued after February 15, 1995, the term "U.S. Government Obligations" shall also include money market funds customarily used by the Trustee for the investment of trust funds, which money market funds consist exclusively of obligations which are themselves U.S. Government Obligations as described in the preceding two sentences. ARTICLE TWO.
                               Debt Security Forms.
        SECTION 2.01. Forms Generally. The Debt Securities of each series and the certificates of authentication thereon shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be required to comply with the rules of any securities exchange, or as may, consistently herewith, be determined by the officers executing such Debt Securities, as evidenced by their signing of such Debt Securities.
   Any portion of the text of any Debt Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Debt Security.
        The definitive Debt Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange, all as determined by the officers executing such Debt Securities, as evidenced by their signing of such Debt Securities.
        SECTION 2.02. Forms of Debt Securities. The Debt Securities of each series shall be in substantially the form set forth in this Section 2.02 or shall be in such other form approved from time to time by or pursuant to a Board Resolution, or established in one or more indentures supplemental hereto. Prior to the delivery of such Debt Securities to the Trustee for authentication in any form approved by or pursuant to a Board Resolution, the Company shall deliver to the Trustee the Board Resolution by or pursuant to which such form of Debt Security has been approved, which Board Resolution shall have attached thereto a true and correct copy of the form of such Debt Securities which has been approved by or pursuant thereto, or, if a Board Resolution authorizes a specific officer or officers to approve a form of such Debt Securities, a certificate of such officer or officers approving the form of such Debt Securities attached thereto. In the case of any Debt Securities denominated in a Specified Currency other than U.S. Dollars, references in the following form of Debt Securities would be changed to references to such Specified Currency, and references therein to the coin or currency of the United States of America would be changed to references to the coin or currency of the country issuing such Specified Currency.
        Form of Face of Debt Security.
                             MALLINCKRODT GROUP INC.

   No. _____                                       $
        MALLINCKRODT GROUP INC., a corporation organized and existing under the laws of the State of New York (hereinafter called the "Company", which term shall include any successor corporation), for value received, hereby promises to pay to ___________________, or registered assigns, the principal sum of ________________________________________ Dollars on
   _______________________ [If the Security is to bear interest prior to maturity, insert --, and to pay interest thereon from _____________ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on ____________ and _____________ in each year, commencing _____________, at a rate of ________% per annum, until the principal hereof is paid or made available for payment [if applicable insert--, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of _____% per annum on any overdue principal and premium and on any overdue instalment of interest]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture hereinafter referred to, be paid to the Person in whose name this Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the ________ or _________ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the person in whose name this Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debt Securities of this series not less than ten days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debt Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.]
   [If the Security is not to bear interest prior to maturity, insert -- The principal of this Debt Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal of this Debt Security shall bear interest at the rate of ___% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of ___% per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]
        Payment of the principal of (and premium, if any) and [if applicable, insert -- any such] interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or such other place of payment as may be designated by the Company from time to time, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Debt Security Register.
        Reference is hereby made to the further provisions of this Debt Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
        Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Debt Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
        IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed under its corporate seal.
   Dated:                        MALLINCKRODT GROUP INC.
                                 By
                                         Chairman of the Board
   Attest:
   Secretary
        Form of Reverse of Debt Security. This Debt Security is one of a duly authorized issue of securities of the Company (herein called the "Debt Securities"), issued and to be issued in one or more series under an Amended and Restated Indenture, dated as of March 15, 1985, as amended and restated as of February 15, 1995 (herein called the "Indenture"), between the Company and First Trust of New York, National Association, a national banking association duly organized and existing under the laws of the United States of America, as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and of the Holders of the Debt Securities and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered. This Debt Security is one of the series designated on the face hereof [, limited in aggregate principal amount to $_____________].
        [If applicable, insert--The Debt Securities of this series are subject to redemption upon not less than 30 days' notice by mail, [if applicable, insert -- (1) on ____________ in any year commencing with the year __________ and ending with the year __________ through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and (2)] at any time [on or after _________, 19__], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [on or before ______________, ____%, and if redeemed] during the 12-month period beginning ______________ of the years indicated,
                  REDEMPTION                         REDEMPTION
        YEAR           PRICE               YEAR          PRICE
   and thereafter at a Redemption Price equal to ___% of the principal amount, together in the case of any such redemption [if applicable, insert -- (whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Debt Securities, or one or more Predecessor Debt Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]
        [If applicable, insert -- The Securities of this series are subject to redemption upon less than 30 days' notice by mail, (1) on ______________ in any year commencing with the year ______________ and ending with the year ______________ through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [on or after _______], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning _________________________ of the years indicated.
                    REDEMPTION PRICE
                     FOR REDEMPTION
                                           REDEMPTION PRICE FOR
                   THROUGH OPERATION
                                           REDEMPTION OTHERWISE
                         OF THE
                                          THAN THROUGH OPERATION
        YEAR
                     SINKING FUND
                                            OF THE SINKING FUND

   and thereafter at a Redemption Price equal to ____% of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Debt Securities, or one or more Predecessor Debt Securities, of record at the close of business on the relevant Record Dates referred to on the face herself, all as provided in the Indenture.]
        [Notwithstanding the foregoing, the Company may not, prior to ______________, redeem any Debt Securities of this series as contemplated by [Clause (2) of] the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than ______________% per annum.]
        [The sinking fund for this series provides for the redemption on _________, in each year beginning with the year ___________ and ending with the year _______ of [not less than] $__________ [("mandatory sinking fund") and not more than $________] aggregate principal amount of Debt Securities of this series. [Debt Securities of this series acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made.]
        In the event of redemption of this Debt Security in part only, a new Debt Security in part only, a new Debt Security or Debt Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
        [If the Debt Security is not an Original Issue Discount Debt Security, -- If an Event of Default with respect to Debt Securities of this series shall occur and be continuing, the principal of the Debt Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]
        [If the Debt Security is an Original Issue Discount Debt Security, -- If an Event of Default with respect to Debt Securities of this series shall occur and be continuing, an amount of principal of the Debt Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to -- insert formula for determining the amount. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest , if any, on the Debt Securities of this series shall terminate.]
        The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of greater than 50% in aggregate principal amount of the Debt Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Debt Securities of each series at the time Outstanding, on behalf of the Holders of all Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debt Security shall be conclusive and binding upon such Holder and upon all future Holders of this Debt Security and of any Debt Security issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debt Security.
        Except in the event the Company deposits money or government securities as provided in Section 13.01 of the Indenture, the obligation of the Company to pay the principal of (and premium, if any) and interest on this Debt Security at the times, place and rate, and in the coin or currency herein provided is absolute and unconditional.
        As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debt Security is registrable in the Debt Security Register, upon surrender of this Debt Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Debt Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Debt Security registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debt Securities of this series of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
        The Debt Securities of this series are issuable only in registered form without coupons in denominations of $_________ and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debt Securities of this series are exchangeable for a like aggregate principal amount of Debt Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

        No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
        Prior to due presentment of this Debt Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debt Security is registered as the owner hereof for all purposes, whether or not this Debt Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
        All terms used in Debt Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
        SECTION 2.03. Form of Trustee's Certificate of Authentication. The following is the form of the Certificate of Authentication of the Trustee to be endorsed on the face of all Debt Securities substantially as follows:
        This is one of the Debt Securities of the series designated herein issued under the within-mentioned Indenture.
                                      FIRST TRUST OF NEW YORK, NATIONAL
                                         ASSOCIATION,
                                                as Trustee
                                      By
                                         Authorized Officer
                                  ARTICLE THREE.
                               The Debt Securities.
        SECTION 3.01. Title and Terms. The aggregate principal amount of Debt Securities which may be authenticated and delivered under this Indenture is unlimited. The Debt Securities may be issued up to the aggregate principal amount of Debt Securities from time to time authorized by or pursuant to a Board Resolution.
        The Debt Securities may be issued in one or more series. All Debt Securities of each series issued under this Indenture shall in all respects be equally and ratably entitled to the benefits hereof with respect to such series without preference, priority or distinction on account of the actual time or times of the authentication and delivery or maturity of the Debt Securities of such series. There shall be established in or pursuant to a Board Resolution, and set forth in an Officers' Certificate or the extent not established in a Board Resolution, or established in one or more indentures supplemental hereto, prior to the issuance of Debt Securities of any series:
             (1) the title of the Debt Securities of the series(which shall distinguish the Debt Securities of the series from all other series of Debt Securities);
             (2) any limit upon the aggregate principal amount of the Debt Securities of the series which may be authenticated and delivered under this Indenture (except for Debt Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Debt Securities of that series pursuant to this Article Three, the second paragraph of
        Section 4.03, or Section 11.04);
             (3) any provision for the issuance of the Debt Securities of such series in tranches at various times and having various terms;
             (4) the Specified Currency of such Debt Securities; and
             (5) any and all terms, including any election as to any optional provisions, which shall be necessary to complete the form of Debt Security for such series, which shall be one of the forms approved or established pursuant to Section 2.02 hereof.
        The applicable Board Resolution or supplemental indenture may provide that Debt Securities of any particular series may be issued in separate tranches at various times, having different terms (including, but not limited to, Stated Maturity, Specified Currency and the rate, if any, at which such Debt Securities shall bear interest); such tranches shall for all purposes under this Indenture, including, but not limited to, voting and Events of Default, be treated as Debt Securities of a single series.
        SECTION 3.02. Denominations. The Debt Securities of each series shall be issuable in registered form without coupons in such denominations as shall be specified as contemplated in Section 3.01. In the absence of any specification with respect to the Debt Securities of any series, the Debt Securities of such series shall be issuable in denominations of 1,000 units of the Specified Currency.
        SECTION 3.03. Payment of Principal and Interest. The principal of, premium, if any, and interest on the Debt Securities shall be payable at the office or agency of the Company designated for that purpose in the Borough of Manhattan, The City of New York, as provided in Section 5.02; provided, however, that interest may be payable at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Debt Security Register on the record date for such interest payment.
        SECTION 3.04. Execution of Debt Securities. The Debt Securities shall be executed manually or by facsimile in the name and on behalf of the Company by its Chairman of the Board of Directors, its President, one of its Vice Presidents or its Treasurer and by its Secretary or one of its Assistant Secretaries under its corporate seal (which may be printed, engraved or otherwise reproduced thereon, by facsimile or otherwise). Only such Debt Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, manually executed by the Trustee, shall be entitled to the benefits of this Indenture or be valid or become obligatory for any purpose. Such certificate by the Trustee upon any Debt Security executed by the Company shall be conclusive evidence that the Debt Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.
        In case any officer of the Company who shall have executed any of the Debt Securities shall cease to be such officer before the Debt Securities so executed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Debt Securities nevertheless may be authenticated and delivered or disposed of as though the Person who executed such Debt Securities had not ceased to be such officer of the Company; and any Debt Securities may be executed on behalf of the Company by such Persons as, at the actual date of the execution of such Debt Security, shall be the proper officers of the Company, although at the date of such Debt Security or of the execution of this Indenture any such Person was not such an officer.
        At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debt Securities of any series, properly created in accordance with Section 3.01 and executed by the Company, to the Trustee for authentication; and the Trustee shall authenticate and deliver such Debt Securities upon Company Order.
        Prior to any such authentication and delivery, the Trustee shall be entitled to receive, in addition to the Opinion of Counsel to be furnished to the Trustee pursuant to Section 15.05 and the Officers' Certificate relating to the issuance of any series of Debt Securities pursuant to Sections 15.05 and 3.01, an Opinion of Counsel (which may be at the time of establishment of a series of Debt Securities, whether or not any such Debt Securities are then to be authenticated and delivered, but only to the extent that such Officers' Certificate and Opinions of Counsel reasonably contemplate the issuance thereafter of all the Debt Securities of such series) stating that:
             (1) all instruments furnished to the Trustee conform to the requirements of this Indenture as to form and constitute sufficient authority hereunder for the Trustee to authenticate and deliver such Debt Securities;
             (2) all laws and Indenture requirements with respect to the form and execution by the Company of the supplemental indenture, if any, have been complied with, the execution and delivery of the supplemental indenture, if any, does not violate the terms of this Indenture, the Company has corporate power to execute and deliver any such supplemental indenture and has taken all necessary corporate action for those purposes and any such supplemental indenture has been executed and delivered and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms;
             (3) the form and terms of such Debt Securities have been established pursuant to resolutions of the Board of Directors of the Company in conformity with the provisions of this Indenture;
             (4) all laws and Indenture requirements with respect to the execution and delivery by the Company of such Debt Securities have been complied with, the authentication and delivery of the Debt Securities by the Trustee does not violate the terms of this Indenture, the Company has the corporate power to issue such Debt Securities and such Debt Securities, assuming due authentication and delivery by the Trustee, constitute legal, valid and binding obligations of the Company in accordance with their terms and are entitled to the benefits of this Indenture, equally and ratably with all other Outstanding Debt Securities, if any, of such series; and
             (5) such other matters as the Trustee may reasonably request.
        Such Opinion of Counsel may state that the opinions set forth in paragraphs 2 and 4 above, insofar as they relate to the legality, validity and binding nature of the obligations of the Company, are subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights and to general principles of equity.
        The Trustee shall not be required to authenticate such Debt Securities if the issue thereof will adversely affect the Trustee's own rights, duties or immunities under the Debt Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee or such action would expose the Trustee to personal liability to existing Holders.
        Unless otherwise provided in the form of Debt Security for any series, all Debt Securities shall be dated the date of their authentication.
        No Debt Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Debt Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Debt Security has been duly authenticated and delivered hereunder.
        SECTION 3.05. Temporary Debt Securities. Pending the preparation of definitive Debt Securities of any series, the Company may execute, and upon receipt of the documents required by Sections 2.02. 3.01 and 3.04, together with a Company Order, the Trustee shall authenticate and deliver, such temporary Debt Securities which may be printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denominations, substantially of the tenor of such definitive Debt Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such temporary Debt Securities may determine, as evidenced by their execution of such temporary Debt Securities.
        If temporary Debt Securities of any series are issued, the Company will cause definitive Debt Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Debt Securities of any series, the temporary Debt Securities of such series shall be exchangeable for definitive Debt Securities of such series, upon surrender of the temporary Debt Securities of such series at any office or agency maintained by the Company for such purposes as provided in Section 5.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Debt Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefore a like principal amount of definitive Debt Securities of such series having the same interest rate and Stated Maturity and bearing interest from the same date of any authorized denominations. Until so exchanged, the temporary Debt Securities of such series shall in all respects be entitled to the same benefits under this Indenture as definitive Debt Securities of such series.
        SECTION 3.06. Exchange and Registration of Transfer of Debt Securities. Debt Securities may be exchanged for a like aggregate principal amount of Debt Securities of such series (and tranche, if applicable) that are of other authorized denominations. Debt Securities to be exchanged shall be surrendered at any office or agency to be maintained for such purpose by the Company, as provided in Section 5.02, and the Company shall execute and the Trustee shall authenticate and deliver in exchange therefore the Debt Security or Debt Securities of authorized denominations which the Debt Securityholder making the exchange shall be entitled to receive. Each agent of the Company appointed pursuant to
   Section 5.02 as a person authorized to register and register transfer of Debt Securities is sometimes herein referred to as a "Debt Security registrar."
        The Company shall keep, at each such office or agency of the Company maintained for such purpose, as provided in Section 5.02, a register for each series of Debt Securities hereunder (the registers of all Debt Security registrars being herein sometimes collectively referred to as the "Debt Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Debt Securities and shall register the transfer of Debt Securities as in this Article Three provided. At all reasonable times, such Debt Security registrar shall be open for inspection by the Trustee and any Debt Security registrar other than the Trustee. Upon due presentment for registration of transfer of any Debt Security at any such office or agency, the Company shall execute and register and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Debt Security or Debt Securities of authorized denominations for an equal aggregate principal amount. Registration or registration of transfer of any Debt Security by any Debt Security registrar in the registry books maintained by such Debt Security registrar, and delivery of such Debt Security, duly authenticated, shall be deemed to complete the registration or registration of transfer of such Debt Security.
        The Company will at all times designate one Person (who may be the Company and who need not be a Debt Security registrar) to act as repository of a master list of names and addresses of Holders of the Debt Securities. The Trustee shall act as such repository unless and until some other Person is, by written notice from the Company to the Trustee and each Debt Security registrar, designated by the Company to act as such. The Company shall cause each Debt Security registrar to furnish to such repository, on a current basis, such information as such repository may reasonably request as to registrations, transfers, exchanges and other transactions effected by such registrar, as may be necessary or advisable to enable such repository to maintain such master list on as current a basis as is reasonably practicable.
        No Person shall at any time be appointed as or act as a Debt Security registrar unless such Person is at such time empowered under applicable law to act as such and duly registered to act as such under and to the extent required by applicable law and regulations.
        All Debt Securities presented to a Debt Security registrar for registration of transfer shall be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and such Debt Security registrar duly executed by the registered Holder or his attorney duly authorized in writing.
        No service charge shall be made for any exchange or registration of transfer of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connections therewith.
        The Company shall not be required to issue, exchange or register a transfer of (a) any Debt Securities of any series for a period of 15 days next preceding the mailing of a notice of redemption of Debt Securities of such series and ending at the close of business on the day of the mailing of a notice of redemption of Debt Securities of such series so selected for redemption, or (b) any Debt Securities selected called or being called for redemption except, in the case of any Debt Security to be redeemed in part, the portion thereof no so to be redeemed.
        All Debt Securities issued in exchange for or upon registration of transfer of Debt Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debt Securities surrendered for such exchange or registration of transfer.
        SECTION 3.07. Mutilated, Destroyed, Lost or Stolen Debt Securities.
   In case any temporary or definitive Debt Security shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its request the Trustee shall authenticate and deliver, a new Debt Security of the same series and tranche, bearing a number, letter or other distinguishing mark not contemporaneously Outstanding, in exchange and substitution for the mutilated Debt Security, or in lieu of and in substitution for the Debt Security so destroyed, lost or stolen. In every case the applicant for a substituted Debt Security shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Debt Security and of the ownership thereof.
        The Trustee shall authenticate any such substituted Debt Security and deliver the same upon the written request or authorization of any officer of the Company. Upon the issuance of any substituted Debt Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Debt Security which has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substituted Debt Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Debt Security) if the applicant for such payment shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless and, in case of destruction, loss or theft, evidence satisfactory to the Company and to the Trustee of the destruction, loss or theft of such Debt Security and of the ownership thereof.
        Every substituted Debt Security issued pursuant to the provisions of this Section 3.07 by virtue of the fact that any Debt Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debt Security shall be found at any time, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debt Securities duly issued hereunder. All Debt Securities shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debt Securities and shall preclude (to the extent permitted by law) any and all other rights or remedies with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

        SECTION 3.08. Payment of Interest; Interest Rights Preserved.
   Interest which is payable, and is punctually paid or duly provided for, on any Interest Payment Date, on any Debt Security, shall unless otherwise provided in such Debt Security be paid to the Person in whose name the Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest. Payments of interest on the Debt Securities of any series shall be made in the currency or currencies, or composite currency or currencies, and at the place or places, specified in the form of Debt Securities of such series.
        Unless otherwise stated in the form of Debt Security of a series, interest on the Debt Securities of any series hall be computed on the basis of a 360 day year comprised of twelve 30 day months.
        Any interest on any Debt Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:
             (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names any such Debt Securities
        (or their respective Predecessor Debt Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Debt
        Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date of the payment of such Defaulted
        Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the payment. The trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefore to be mailed, first-class postage prepaid, to each Holder of such Debt Securities, at his address at it appears in the Debt Security Register, not less than 10 days prior to such Special Record
        Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in an Authorized Newspaper, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefore having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Debt Securities (or their respective Predecessor Debt Securities) are registered on such Special
        Record Date and shall no longer be payable pursuant to the following Clause (2).
             (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debt Securities of that series may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such payment shall be deemed practicable by the Trustee.
        Subject to the foregoing provisions of this Section, each Debt Security delivered under this Indenture upon Transfer of or in exchange for or in lieu of any other Debt Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debt Security.
        SECTION 3.09. Persons Deemed Owners. The Company, the Trustee and any agent of the Company or the Trustee shall treat the Person in whose name any Debt Security is registered as the owner of such Debt Security for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 3.08) interest on, such Debt Security and for all other purposes whatsoever whether or not such Debt Security be overdue, and neither the Company, the Trustee, not any agent of the Company or the Trustee shall be affected by notice to the contrary.
        SECTION 3.10. Cancellation of Debt Securities Paid, etc. All Debt Securities surrendered for the purpose of payment, redemption, exchange or registration of transfer or delivered in satisfaction in whole or in part of any sinking fund obligation shall, if surrendered to the Company or any agent of the Trustee or the Company under this Indenture, be delivered to the Trustee and promptly cancelled by it, or, if surrendered to the Trustee, shall be promptly cancelled by it, and no Debt Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall destroy cancelled Debt Securities and deliver a certificate of such destruction to the Company.
                                  ARTICLE FOUR.
                  Redemption of Debt Securities; Sinking Funds.
        SECTION 4.01. Applicability of Article. The Company may reserve the right to redeem and pay before Stated Maturity all or any part of the Debt Securities of any series, either by optional redemption, sinking fund (mandatory or optional) or otherwise, by provision therefor in the form of Debt Security for such series approved or established pursuant to Section
   2.02 and on such terms as are specified in such form or the Officers' Certificate delivered pursuant to Section 3.01 or the indenture supplemental hereto as provided in Section 3.01 with respect to Debt Securities of such series. Redemption of Debt Securities of any series shall be made in accordance with the terms of such Debt Securities and, to the extent that this Article does not conflict with such terms, in accordance with this Article.
        SECTION 4.02. Notice of Redemption; Selection of Debt Securities. In case the Company shall desire to exercise the right to redeem all, or, as the case may be, any part of a series of Debt Securities pursuant to
   Section 4.01, it shall fix a date for redemption and it, or, at its request, the Trustee in the name of and at the expense of the Company, shall mail a notice of such redemption at least 30 and not more than 60 days prior to the date fixed for redemption to the Holders of Debt Securities so to be redeemed as a whole or in part at their last addresses as the same appear on the Debt Securities Register. Such mailing shall be by first class mail. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Debt Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debt Security.
        Notice of redemption shall be given in the name of the Company and shall specify the date fixed for redemption, the redemption price at which Debt Securities of any series are to be redeemed, the place of payment (which shall be at the offices or agencies to be maintained by the Company pursuant to Section 5.02), that payment of the redemption price will be made upon presentation and surrender of such Debt Securities, that interest accrued to the date fixed for redemption will be paid as specified in said notice, that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue, and the Section of this Indenture pursuant to which Debt Securities will be redeemed. In case less than all Debt Securities of any series are to be redeemed, the notice of redemption shall also identify the particular Debt Securities to be redeemed as a whole or in part and shall state that the redemption is for the sinking fund, if such is the case. In case any Debt Security is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Debt Security, a new Debt Security or Debt Securities of such series in aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Holder.
        If less than all the Debt Securities of any series are to be redeemed, the Company shall give the Trustee notice, at least 60 days (or such shorter period acceptable to the Trustee) in advance of the date fixed for redemption, as to the aggregate principal amount of Debt Securities to be redeemed, which shall be an integral multiple of 1,000 units of the Specified Currency, and thereupon the Trustee shall select, in such manner as in its sole discretion it shall deem appropriate and fair, the Debt Securities or portions thereof to be redeemed, and shall as promptly as practicable notify the Company of the Debt Securities or portions thereof so selected.
        Prior to the date fixed for redemption specified in the notice of redemption given as provided in this Section 4.02, the Company will deposit with the Trustee or with the paying agent an amount of money sufficient to redeem on the date fixed for redemption all the Debt Securities so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption.
        The Trustee shall not mail any notice of redemption of any series of Debt Securities during the continuation of any default in payment of interest on any series of Debt Securities when due or of any Event of Default, except that where notice of redemption with respect to any series of Debt Securities shall have been mailed prior to the occurrence of such default or Event of Default, the Trustee shall redeem such Debt Securities provided funds are deposited with it for such purpose.
        SECTION 4.03. Payment of Debt Securities Called for Redemption. If notice of redemption has been given as herein provided, the Debt Securities or portions of Debt Securities with respect to which such notice has been given shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Debt Securities or portions thereof at the redemption price, together with interest accrued to said date) interest on the Debt Securities or portions of Debt Securities so called for redemption shall cease to accrue, and such Debt Securities and portions of Debt Securities shall be deemed not to be Outstanding hereunder and shall not be entitled to any benefit under this Indenture except to receive payment of the redemption price, together with accrued interest to the date fixed for redemption. On presentation and surrender of such Debt Securities at the place of payment in said notice specified, the said Debt Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided, however, that any installments of interest becoming due on the date fixed for redemption shall be payable to the Holders of such Debt Securities, or one or more previous Debt Securities evidencing all or a portion of the same debt as that evidenced by such particular Debt Securities, registered as such on the relevant record dates according to their terms and the provisions of Section 3.08.
        Upon presentation and surrender of any Debt Security redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Debt Security or Debt Securities of the same series having the same interest rate and Stated Maturity and bearing interest from the same date, of any authorized denominations as requested by such Holder, in aggregate principal amount equal to the unredeemed portion of the Debt Security so presented and surrendered.
        SECTION 4.04. Provisions with Respect to any Sinking Funds. Unless the form or terms of any series of Debt Securities shall provide otherwise, in lieu of making all or any part of any mandatory sinking fund payment with respect to such series of Debt Securities in cash, the Company may at its option (1) deliver to the Trustee for cancellation any Debt Securities of such series theretofore acquired by the Company, or (2) receive credit for any Debt Securities of such series (not previously so credited) acquired by the Company and theretofore delivered to the Trustee for cancellation, then Debt Securities so delivered or credited shall be credited at the applicable sinking fund Redemption Price with respect to Debt Securities of such series.
        On or before the 60th day next preceding each sinking fund Redemption Date, the Company will deliver to the Trustee a certificate signed by the Treasurer or any Assistant Treasurer of the Company specifying (i) the portion of the mandatory sinking fund payment to be satisfied by deposit of funds, by delivery of Debt Securities theretofore purchased or otherwise acquired by the Company (which Debt Securities shall accompany such certificate) and by credit for Debt Securities acquired by the Company and theretofore delivered to the Trustee for cancellation redeemed by the Company and stating that the credit to be applied had not theretofore been so applied or applied in lieu of retiring Senior Funded Debt pursuant to
   Section 5.06 and (ii) whether the Company intends to exercise its right, if any, to make an optional sinking fund payment, and, if so, the amount thereof. Such certificate shall also state that no Event of Default has occurred and is continuing. Such certificate shall be irrevocable and upon its delivery the Company shall be obligated to make the payment or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. In case of the failure of the Company on or before the 60th day next preceding each sinking fund Redemption Date to deliver such certificate (or to deliver the Debt Securities specified in this paragraph), the sinking fund payment due on the next succeeding sinking fund payment date shall be paid entirely in funds and shall be sufficient to redeem the principal amount of Debt Securities as a mandatory sinking fund payment, without the option to deliver or credit Debt Securities as provided in the first paragraph of this Section 4.04 and without the right to make an optional sinking fund payment as provided herein.
        If the sinking fund payment or payments (mandatory or optional) with respect to any series of Debt Securities made in cash plus any unused balance of any preceding sinking fund payments with respect to Debt Securities of such series made in cash shall exceed $100,000 (or a lesser sum if the Company shall so request), unless otherwise provided by the terms of such series of Debt Securities, said cash shall be applied by the Trustee on the sinking fund Redemption Date with respect to Debt Securities of such series at the applicable sinking fund Redemption Price with respect to Debt Securities of such series, together with accrued interest, if any, to the date fixed for redemption, with the effect provided in Section 4.03. The Trustee shall select, in the manner provided in Section 4.02, for redemption on such sinking fund Redemption Date a sufficient principal amount of Debt Securities of such series to utilize said cash and shall thereupon cause notice of redemption of the Debt Securities of such series for the sinking fund to be given in the manner provided in Section 4.02 (and with the effect provided in Section 4.03) for the redemption of Debt Securities in part at the option of the Company. Any sinking fund moneys not so applied or allocated by the Trustee to the redemption of Debt Securities of such series shall be added to the next cash sinking fund payment with respect to Debt Securities of such series received by the Trustee and, together with such payment, shall be applied in accordance with the provisions of this Section 4.04. Any and all sinking fund moneys with respect to Debt Securities of any series held by the Trustee at the maturity of Debt Securities of such series, and not held for the payment or redemption of particular Debt Securities of such series, shall be applied by the Trustee, together with other moneys, if necessary, to be deposited sufficient for the purpose, to the payment of the principal of the Debt Securities of such series at maturity.
        On or before each sinking fund Redemption Date provided with respect to Debt Securities of any series, the Company shall pay to the Trustee in cash a sum equal to all accrued interest, if any, to the date fixed for redemption on Debt Securities to be redeemed on such sinking fund Redemption Date pursuant to this Section 4.04.
                                  ARTICLE FIVE.
                       Particular Covenants of the Company.
        SECTION 5.01. Payment of Principal, Premium and Interest. The Company will duly and punctually pay or cause to be paid the principal of and premium, if any, and interest on each of the Debt Securities at the place (subject to Section 3.03), at the respective times and in the manner provided in each series of Debt Securities and in this Indenture.
        SECTION 5.02. Offices for Notices and Payments, etc. (a) So long as the Debt Securities of any series remain Outstanding, the Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where the Debt Securities may be presented for payment, an office or agency where the Debt Securities may be presented for registration of transfer and for exchange as in this Indenture provided, and an office or agency where notices and demands to or upon the Company in respect of the Debt Securities or of this Indenture may be served. The office of the Company in the Borough of Manhattan, The City of New York for all of the foregoing purposes shall be the transfer and payment office of the Trustee and the Trustee shall be the agent of the Company in such Borough for all of the foregoing purposes, unless the Company shall designate and maintain some other office and agency for such purposes and give the Trustee written notice thereof. In case the Company shall at any time fail to maintain any such office or agency, or shall fail to give notice to the Trustee of any change in the location thereof, presentation and demand may be made and notice may be served in respect of the Debt Securities or of this Indenture at said office of the Trustee.
        (b) In addition to the office or agency maintained by the Company pursuant to Section 5.02 (a), the Company may from time to time designate one or more other offices or agencies where the Debt Securities may be presented for payment and presented for registration of transfer and for exchange in the manner provided in this Indenture, and the Company may from time to time rescind such designations, as the Company may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain such office and agency in the Borough of Manhattan, The City of New York, for the purposes above mentioned. The Company will give to the Trustee prompt written notice of (i) any such designation or recision thereof, and (ii) the location of any such office or agency outside the Borough of Manhattan, The City of New York and of any change of location thereof.
        SECTION 5.03. Appointments to Fill Vacancies in Trustee's Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 8.10, a Trustee, so that there shall at all times be a Trustee hereunder.
        SECTION 5.04. Provisions as to Paying Agent. (a) If the Company shall appoint a paying agent for any series of Debt Securities other than the Trustee, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.04,
             (1) that it will hold all sums held by it as such agent for the payment of the principal of and premium, if any, or interest on the Debt Securities of such series (whether such sums have been paid to it by the Company or by any other obligor on any series of Debt Securities) in trust for the benefit of the Holders of such Debt Securities;
             (2) that it will give the Trustee notice of any failure by the Company (or by any other obligor on any series of Debt
        Securities) to make any payment of the principal of and premium, if any, or interest on the Debt Securities of such series when the same shall be due and payable; and
             (3) that it will, at any time during the continuance of any such failure, upon the written request of the Trustee, deliver to the Trustee all sums so held in trust by it.

        (b) If the Company shall act as its own paying agent, it will, prior to each due date of the principal of and premium, if any, or interest on Debt Securities of any series, set aside, segregate and hold in trust for the benefit of the Holders of such Debt Securities a sum sufficient to pay such principal and premium, if any, or interest so becoming due and will notify the Trustee of any failure to take such action and of any failure by the Company (or by any other obligor on such series of Debt Securities) to make any payment of the principal of and premium, if any, or interest on the Debt Securities when the same shall become due and payable.
        (c) Anything in this Section 5.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture with respect to any or all series of Debt Securities then Outstanding, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it, or any paying agent hereunder, as required by this Section 5.04, such sums to be held by the Trustee upon the trusts herein contained.
        (d) Anything in this Section 5.04 to the contrary notwithstanding, the agreement to hold sums in trust provided in this Section 5.04 is subject to
   Section 13.04.
        (e) Whenever the Company shall have one or more paying agents, it will, prior to each due date of the principal of and premium, if any, and on or prior to each due date of interest on any series of Debt Securities, deposit with a paying agent a sum sufficient to pay the principal and premium, if any, or interest, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium, if any, or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.
        SECTION 5.05. Restriction on Creation of Secured Debt. So long as the Debt Securities of any series remain Outstanding, the Company will not at any time create, incur, assume or guarantee, and will not cause or permit a Restricted Subsidiary to create, incur, assume or guarantee, any Secured Debt, and the Company will not at any time create, and will not cause or permit a Restricted Subsidiary to create, any Security Interest securing any indebtedness existing on the date hereof which would constitute Secured Debt if it were secured by a Security Interest in a Principal Facility, without first making effective provision (and the Company covenants that in such case it will first make or cause to be made effective provision) whereby the Debt Securities of each series then Outstanding and any other indebtedness of or guaranteed by the Company or such Restricted Subsidiary then entitled thereto, subject to applicable priorities of payment, shall be secured by the Security Interest securing such Secured Debt equally and ratably with any and all other obligations and indebtedness thereby secured, so long as any such other obligations and indebtedness shall be so secured, provided, however, that the foregoing covenants shall not be applicable to Secured Debt secured solely by one or more of the following Security Interests:
             (a) (i) Any Security Interest upon any property hereafter
        acquired, constructed, developed or improved by the Company or a Restricted Subsidiary and created prior to or contemporaneously with, or within 120 days after, (1) in the case of the
        acquisition of property which is a parcel of real property other than developed mining property, a manufacturing plant, a
        warehouse or an office building, the completion of such
        acquisition and (2) in the case of the acquisition, construction, development or improvement of any other Principal Facility, the later to occur of such acquisition, construction, development or improvement and commencement of operation, use or commercial production (exclusive of test and start-up periods) of the property which was acquired, constructed, developed or improved, which Security Interest secures or provides for the payment of all or any part of the acquisition cost of such property or the cost of construction, development or improvement thereof, as the case may be; or (ii) the acquisition by the Company or a
        Restricted Subsidiary of property subject to any Security
        Interest upon such property existing at the time of the
        acquisition thereof, which Security Interest secures obligations assumed by the Company or a Restricted Subsidiary; or (iii) any conditional sales agreement or other title retention agreement with respect to any property acquired by the Company or a
        Restricted Subsidiary; or (iv) any Security Interest existing on the property or on the outstanding shares or indebtedness of a corporation or firm at the time such corporation or firm shall become a Restricted Subsidiary or is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a
        corporation or firm as an entirety or substantially as an
        entirety to the Company or a Restricted Subsidiary; provided in each case that any such Security Interest described in clauses
        (ii), (iii) or (iv) does not attach to or affect property owned by the Company or such Restricted Subsidiary prior to the
        creation thereof; or
             (b) Any Security Interest to secure indebtedness of a
        Restricted Subsidiary to the Company or to another Restricted Subsidiary; or
             (c) Mechanics', materialmen's, carriers' or other like liens arising in the ordinary course of business (including
        construction of facilities) in respect of obligations which are not due or which are being contested in good faith; or
             (d) Any Security Interest arising by reason of deposits
        with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulations, which is required by law or governmental regulation as a condition to the transaction of any business, or the
        exercise of any privilege, franchise or license; or
             (e) Security Interests for taxes, assessments or
        governmental charges or levies not yet delinquent, or the
        Security Interests for taxes, assessments or governmental charges or levies already delinquent, but the validity of which is being contested in good faith; or
             (f) Security Interests (including judgment liens) arising in connection with legal proceedings so long as such proceedings are being contested in good faith and, in the case of judgment liens, execution thereon is stayed; or
             (g) Landlords' liens on fixtures located on premises leased by the Company or a Restricted Subsidiary in the ordinary course of business; or
             (h) Security Interests arising in connection with contracts and subcontracts with or made at the request of Canada, or any province thereof, the United States of America, or any state thereof, or any department, agency or instrumentality of Canada or the United States; or
             (i) Security Interests in property of the Company or
        Restricted Subsidiary to secure partial, progress, advance or other payments of any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction, development, or substantial repair, alteration or improvement of the property subject to such Security Interests if the commitment for the financing is obtained not later than one year after the later of the completion of or the placing into operation (exclusive of test and start-up periods) of such constructed, developed, repaired, altered or improved property;
        or   (j) Any Security Interest in favor of Canada, or any
        province thereof, the United States of America, or any state, county or local government, or agency of Canada or the United
        States, or any holders of bonds or other securities thereof issued, in connection with the financing of the cost of
        acquiring, constructing or improving property of the Company or any Restricted Subsidiary (including, without limitation, any such property designed primarily for the purpose of pollution control), and any transfers of title to any such property and any related property or Security Interest in any such property and related property, in favor of such government or governmental agency or any such security holders in connection with the acquisition, construction, improvement, attachment or removal of such property; provided that such transfer of title and the lien of any such Security Interest does not apply to any Principal
        Facility now or hereafter owned by the Company or any Restricted Subsidiary; or
             (k) Any extension, renewal or refunding (or successive
        extensions, renewals or refundings) in whole or in part of any
        Secured Debt secured by any Security Interest referred to in the foregoing subparagraphs (a) through (j), inclusive, provided that the principal amount of such Secured Debt secured thereby shall not exceed the principal amount outstanding at the time of such extension, renewal or refunding, and that the Security Interest securing such Secured Debt shall be limited to the property which secured the Secured Debt so extended, renewed or refunded and additions to such property.
        Notwithstanding the foregoing provisions of this Section 5.05, the Company and any one or more Restricted Subsidiaries may issue, incur, assume or guarantee Secured Debt (not including Secured Debt permitted to be secured under subparagraphs (a) through (k), inclusive , above) in an aggregate amount which, together with all other Secured Debt (not including Secured Debt permitted to be secured under subparagraphs (a) through (k), inclusive, above) of the Company and its Restricted Subsidiaries which is issued, incurred, assumed or guaranteed after the date hereof and the aggregate value of the Sale and Leaseback Transactions entered into after the date hereof (not including Sale and Leaseback Transactions referred to in clause (b) of Section 5.06), does not at the time exceed 10% of Consolidated Net Tangible Assets. The term "value" shall mean, with respect to a Sale and Leaseback Transaction, as of any particular time, the amount equal to the net proceeds of the property sold or transferred or to be sold or to be transferred pursuant to such Sale and Leaseback Transaction divided first by the number of full years of the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.
        SECTION 5.06. Restriction on Sale and Leaseback Transactions. So long as the Debt Securities of any series remain Outstanding, the Company will not , and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction, unless (a) the Company or such Restricted Subsidiary would be entitled to incur Secured Debt only by reason of the last paragraph of Section 5.05 equal in amount to the net proceeds of the property sold or transferred or to be sold or to be transferred pursuant to such Sale and Leaseback Transaction and secured by a Security Interest on the property to be leased without equally and ratably securing the Debt Securities of any series as provided in said Section, or (b) the Company or a Restricted Subsidiary shall apply, within one year after the effective date of such sale or transfer, or shall have committed within one year after such effective date to apply, an amount equal to such new proceeds to
   (i) the acquisition, construction, development or improvement of properties, facilities or equipment which are, or, upon such acquisition, construction, development or improvement will be, a Principal Facility or Facilities or a part thereof or (ii) the redemption of Debt Securities in accordance with the provisions of Article Four and at the redemption price referred to in Section 4.01 applicable at the time of such redemption, or to the repayment of Senior Funded Debt of the Company or of any Restricted Subsidiary (other than Senior Funded Debt owed to any Restricted Subsidiary), or in part to such acquisition, construction, development or improvement and in part to such redemption and/or repayment; provided that, in lieu of applying an amount equal to such net proceeds to such redemption, the Company may, within one year after such sale or transfer, deliver to the Trustee Debt Securities (other than Debt Securities made the basis of a reduction in a mandatory sinking fund payment pursuant to
   Section 4.04) for cancellation and thereby reduce the amount to be applied to the redemption of Debt Securities pursuant to clause (ii) above by an amount equivalent to the aggregate principal amount of Debt Securities so delivered. Redemption of Debt Securities pursuant to this Section 5.06 shall not be used as credits against mandatory sinking fund payments.
        SECTION 5.07. Restriction on Transfer of Principal Facility to Unrestricted Subsidiaries. So long as the Debt Securities of any series remain Outstanding, the Company will not itself, and will not cause, suffer or permit any Restricted Subsidiary to, transfer (whether by merger, consolidation or otherwise) any Principal Facility to any Unrestricted Subsidiary, unless it shall apply, within one year after the effective date of such transaction, or shall have committed within one year after such effective date to apply, an amount equal to the fair value of such Principal Facility at the time of such transfer, as determined by the Board of Directors, to (a) the acquisition, construction, development or improvement of properties, facilities, or equipment which are, or upon such acquisition, construction, development or improvement will be, a Principal Facility or Facilities or a part thereof or (b) the redemption of Debt Securities of any series in accordance with the provisions of Article Four and at the redemption price referred to in Section 4.01 applicable at the time of such redemption, or to the repayment of other Senior Funded Debt of the Company or of any Restricted Subsidiary (other than any Senior Funded Debt owed to any Restricted Subsidiary), or in part to such acquisition, construction, development or improvement and in part to such redemption and/or repayment; provided that, in lieu of applying an amount equivalent to all or any part of such fair value to such redemption, the Company may, within one year after such transfer, deliver to the Trustee Debt Securities (other than Debt Securities made the basis of a reduction in a mandatory sinking fund payment pursuant to Section 4.04) for cancellation and thereby reduce the amount to be applied to the redemption of the Debt Securities of that series pursuant to clause (b) above by an amount equivalent to the aggregate principal amount of the Debt Securities so delivered. Redemption of Debt Securities pursuant to this Section 5.07 shall not be used as credits against mandatory sinking fund payments.
        SECTION 5.08. Certificate to Trustee. So long as the Debt Securities of any series remain Outstanding, the Company will deliver to the Trustee on or before November 15 in each year an Officers' Certificate stating that in the course of the performance by the signers of their duties as officers of the Company, they would normally have knowledge of any default by the Company in performance of any covenants or agreements contained herein, stating whether or not they have knowledge of any such default and, if so, specifying each such default of which the signers have knowledge and the nature thereof.
        SECTION 5.09. Waivers of Covenants. Anything in this Indenture to the contrary notwithstanding, the Company may fail or omit , in respect of any series of Debt Securities, and in any particular instance, to comply with a covenant, agreement or condition contained in Sections 5.02 and 5.04 (other than in 5.04 (a) (1) and (2)) to 5.08, inclusive, if the Company shall have obtained and filed with the Trustee if before or after the time for such compliance the consent in writing of the Holders of more than 50% in aggregate principal amount of the Debt Securities of the series affected by such waiver at the time Outstanding, either waiving such compliance in such instance or generally waiving compliance with such covenant or condition, but no such waiver shall extend to or affect any obligation not expressly waived nor impair any right consequent thereon and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.
                                   ARTICLE SIX.
                    Holders' Lists and Reports by the Company
                                 and the Trustee.
        SECTION 6.01. Holders' Lists.  The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, not more than 15 days after each Regular Record Date with respect to the Debt Securities of any series, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of Debt Securities of such series as of a date not more than 15 days prior to the time such information is furnished; provided, however, that no such list with respect to any particular series of Debt Securities need be furnished at any such time if the Trustee is in possession thereof by reason of its acting as the Debt Security registrar for such series designated under Section 3.06 or otherwise.
        SECTION 6.02. Preservation and Disclosure of Lists. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of Debt Securities contained in the most recent list furnished to it as provided in Section
   6.01 or received by the Trustee in the capacity of the Debt Security registrar (if so acting) under Section 3.06. The Trustee may destroy any list furnished to it as provided in Section 6.01 upon receipt of a new list so furnished.
        (b) In case three or more Holders of Debt Securities of any series (hereinafter referred to as "applicants") apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a Debt Security of such series for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Debt Securities or with holders of all Debt Securities with respect to their rights under this Indenture or under such Debt Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either
             (1) afford such applicants access to the information
        preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 6.02, or
             (2) inform such applicants as to the approximate number of
        Holders of Debt Securities of such series or of all Debt
        Securities, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section
        6.02, and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.
        If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder of a Debt Security of such series or all Holders of Debt Securities, as the case may be, whose name and address appears in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section 6.02 a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Securities and Exchange Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Debt Securities of such series or of all Debt Securities, as the case may be, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If said Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections, or if, after the entry of an order sustaining one or more of such objections, said Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.
        (c) Each and every Holder of the Debt Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any paying agent nor any Debt Security registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of the Debt Securities in accordance with the provisions of subsection (b) of this
   Section 6.02, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under said subsection (b).
        SECTION 6.03. Reports by the Company. (a) So long as the Debt Securities of any series are Outstanding, the Company covenants and agrees to file with the Trustee, within 15 days after the Company is required to file the same with the Securities and Exchange Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as said Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with said Commission pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and said Commission, in accordance with rules and regulations prescribed from time to time by said Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to section 13 of the Securities Exchange Act of 1934 in respect of a security listed and register on a national securities exchange as may be prescribed from time to time in such rules and regulations.
        (b) So long as the Debt Securities of any series are Outstanding, the Company covenants and agrees to file with the Trustee and the Securities and Exchange Commission, in accordance with the Trust Indenture Act and the rules and regulations prescribed from time to time by said Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by the Trust Indenture Act and such rules and regulations.
        (c) So long as the Debt Securities of any series are Outstanding, the Company covenants and agrees to transmit by mail to all Holders of Debt Securities, as the names and addresses of such Holders appear upon the Debt Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this
   Section 6.03 as may be required by rules and regulations prescribed form time to time by the Securities and Exchange Commission.
        SECTION 6.04. Reports by the Trustee. On or before the first date for the regular payment of semiannual interest on the Debt Securities next succeeding May 15 in each year, so long as the Trust Indenture Act requires and the Debt Securities of any series are Outstanding, the Trustee shall transmit to the Holders, the Company and the Securities and Exchange Commission, in accordance with the Trust Indenture Act and the rules and regulations prescribed from time to time by said Commission, such information, documents and reports required to be so transmitted by the Trustee as may be required from time to time by the Trust Indenture Act and
   such rules and regulations.    ARTICLE SEVEN.
                       Remedies of the Trustee and Holders
                               on Event of Default.
        SECTION 7.01. Events of Default.  Event of Default, with respect to any series of Debt Securities, wherever used herein, means any one of the following events (whatsoever the reason for such Even of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless such event is either inapplicable to a particular series or it is specifically deleted or modified in the supplemental indenture under which such series of Debt Securities is issued or in the form of Debt Security for such
   series:   (a) default in the payment of any instalment of interest
        upon any Debt Security of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or
             (b) default in the payment of the principal of and premium, if any, on any Debt Security of such series as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise; or
             (c) default in the payment or satisfaction of any sinking
        fund payment or analogous obligation, with respect to the Debt Securities of such series as and when the same shall become due and payable by the terms of the Debt Securities of such series;
        or   (d) failure on the part of the Company duly to observe or
        perform any of the covenants or agreements on the part of the Company in respect of the Debt Securities of such series in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with) continued for a period of 60 days after the date on which written notice of such failure, specifying such failure and requiring the same to be remedied, shall have been given to the Company by the Trustee, by registered mail, or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of such series; or
             (e) an event of default with respect to any other series of
        Debt Securities issued or hereafter issued pursuant to this Indenture or if default shall be made (and shall not have been cured or waived) in the payment of principal of or interest on any other obligation for borrowed money of the Company (including default by the Company on any guaranty of an obligation for borrowed money of a Restricted Subsidiary) beyond any period of grace with respect thereto if (i) the aggregate principal amount
        (or, in the case of Original Issue Discount Debt Securities, such portion of the principal amount as may be specified in the terms of such indebtedness as due and payable upon acceleration) of any such obligation in respect of which principal or interest is and remains in default is in excess of $10,000,000 and (ii) the default in such payment is not being contested by the Company in good faith and by appropriate proceedings; provided, however, that subject to the provisions of Section 7.08 and Section 8.01 the Trustee shall not be charged with knowledge of any such default unless written notice thereof shall have been given to the Trustee by the Company, by the Holders or an agent of the Holders of any such indebtedness, by the trustee then acting under any indenture or other instrument under which such default shall have occurred, or by the Holders of not less than 25% in aggregate principal amount of such series of Debt Securities at the time Outstanding; or
             (f) a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company under the Federal bankruptcy laws or any other similar applicable Federal or state law, and such decree or order shall have continued undischarged and unstayed for a period of 90 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee or other similar official in bankruptcy or insolvency of the Company or of all or substantially all of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have continued undischarged and unstayed for a period of 90 days; or
             (g) the Company shall institute proceedings to be
        adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceedings against it, or shall file a petition or answer or consent seeking an arrangement or a reorganization under the Federal bankruptcy laws or any other similar applicable Federal or state law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee or other similar official in bankruptcy or insolvency of it or of all or substantially all of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or
             (h) any other Event of Default provided in the supplemental indenture under which such series of Debt Securities is issued or in the form of Debt Security for such series;
   then and in each and every such case, so long as such Event of Default with respect to any series of Debt Securities for which there are Debt Securities Outstanding occurs and is continuing and shall not have been remedied or waived to the extent permitted by the terms of this Indenture, unless the principal of all of the Debt Securities of such series shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Debt Securities of such series, by notice in writing to the Company (and to the Trustee if given by Holders), may declare the principal (or, if the Debt Securities of that series are Original Issue Discount Debt Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Debt Securities of such series and the interest accrued thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Debt Securities of such series contained to the contrary notwithstanding. This provision, however, is subject to the condition that if, at any time after the principal of the Debt Securities of such series shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all of the Debt Securities and the principal of and premium, if any, on any and all Debt Securities of such series which shall have become due otherwise than by such declaration (with interest on overdue installments of interest to the extent that payment of such interest is enforceable under applicable law and on such principal and premium, if any, at the rate borne by the Debt Securities of such series or as otherwise provided in the form of Debt Security for such series, to the date of such payment or deposit) and the expenses of the Trustee (subject to Section 8.06), and any and all defaults under this Indenture, other than the nonpayment of principal of and accrued interest on Debt Securities of such series which shall have become due by such declaration, shall have been cured or shall have been waived in accordance with Section 7.07 or provision deemed by the Trustee to be adequate shall have been made therefor -- then and in every such case the Holders of at least a majority in aggregate principal amount of the Debt Securities of such series then Outstanding by written notice to the Company and to the Trustee, may rescind and annul such declaration and its consequences; but no such rescission and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon.
        In case the Trustee or any Holders shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Trustee and the Holders shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Holders shall continue as though no such proceeding had been taken.
        SECTION 7.02. Payment of Debt Securities Upon Default; Suit Therefor. The Company covenants that (a) in case default shall be made in the payment of any installment of interest upon any Debt Security of any series as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, or (b) in case default shall be made in the payment of the principal of and premium, if any, on any Debt Security of any series as and when the same shall have become due and payable, whether at maturity of the Debt Security or upon redemption or by declaration or otherwise or (c) in case default shall be made in the making or satisfaction of any sinking fund payment or analogous obligation with respect to the Debt Securities of any series when the same becomes due by the terms of the Debt Securities of any series -- then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Holders (or Holders of Debt Securities of any such series in the case of clause (c) above), the whole amount that then shall have become due and payable on any such Debt Security (or Debt Securities of any such series in the case of clause (3) above) for principal and premium, if any, or interest, or both, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest at the rate borne by the Debt Securities of such series or as otherwise provided in the form of Debt Security of such series; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including a reasonable compensation to the Trustee, its agents, attorneys and counsel, and any expenses or liabilities incurred and advances made by the Trustee, except compensation or advances arising, or expenses or liabilities incurred, as a result of the Trustee's negligence or bad faith.
        In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on such Debt Securities and collect, in the manner provided by law out of the property of the Company or any other obligor on such Debt Securities wherever situated, the moneys adjudged or decreed to be payable. If any Event of Default with respect to any series of Debt Securities occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Debt Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
        In case there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Debt Securities of any series under the Federal bankruptcy laws or any other applicable law, or in case a receiver or trustee shall have been appointed for the property of the Company or such other obligor, or in the case of any other similar judicial proceedings relative to the Company or other obligor upon the Debt Securities of any series, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Debt Securities of such series shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 7.02, shall be entitled and empowered by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Debt Securities of such series, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Holders of the Debt Securities of such series allowed in such judicial proceedings relative to the Company or any other obligor on such Debt Securities, its or their creditors, or its or their property, and to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization is hereby authorized by each of the Holders of the Debt Securities of such series to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to such Holders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred and advances made by the Trustee except compensation or advances arising, or expenses or liabilities incurred, as a result of the Trustee's negligence or bad faith.
        Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept, or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Debt Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder (except, as aforesaid, for the election of a trustee in bankruptcy or other Person performing similar functions) in any such proceeding.
        All rights of action and of asserting claims under this Indenture, or under any of the Debt Securities of any series, may be enforced by the Trustee without the possession of any of such Debt Securities, or the production thereof on any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the Holders of the Debt Securities of such series in respect of which such judgment has been recovered.
        SECTION 7.03. Application of Moneys Collected by Trustee. Any moneys collected by the Trustee pursuant to Section 7.02 shall be applied in the order following, at the date or dates fixed by the Trustee for the distribution of such moneys, upon presentation of the Debt Securities of such series, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:
             FIRST:  To the payment of costs and expenses of collection and reasonable compensation to the Trustee, its agents, attorneys and counsel, and of all other expenses and liabilities incurred, and all advances made, by the Trustee except compensation or advances arising, or expenses or liabilities incurred, as a result of its negligence or bad faith, and any other amounts owing the Trustee under Section 8.06;
             SECOND:  In case the principal of the Debt Securities of
        such series shall not have become due and be unpaid, to the payment of interest on such Debt Securities, in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by such Debt Securities, such payments to be made ratably to the Persons entitled thereto;
             THIRD:  In case the principal of the Debt Securities of such series shall have become due, by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon such Debt Securities for principal and premium, if any, and interest, with interest on the overdue principal and premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by such Debt Securities; and in case such moneys shall be insufficient to pay in full the whole amounts so due and unpaid upon such Debt Securities, then, to the payment of such principal and premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any instalment of interest over any other instalment of interest, or of any Debt Security of such series over any other such Debt Security, ratably to the aggregate of such principal and premium, if any, and accrued and unpaid interest;

             FOURTH: To the payment of any surplus then remaining to the Company, its successors or assigns, or to whomsoever may be lawfully entitled to receive the same.
        SECTION 7.04. Proceedings by Holders. No Holder of any Debt Security of any series shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law or in bankruptcy or otherwise upon or under or with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than 25% in aggregate principal amount of the Debt Securities of such series then Outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding (and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 7.07), it being understood and intended, and being expressly covenanted by the taker and Holder of every Debt Security of every series with every other taker and Holder and the Trustee, that no one or more Holders of Debt Securities shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder of such Debt Securities, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Debt Securities.
        SECTION 7.05. Proceedings by Trustee. In case of an Event of Default hereunder the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.
        SECTION 7.06. Remedies Cumulative and Continuing. All powers and remedies given by this Article Seven to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder to exercise any right or power accruing upon any default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 7.04, every power and remedy given by this Article Seven or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.
        SECTION 7.07. Direction of Proceedings and Waiver of Defaults by Majority of Holders. The Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that (subject to the provisions of Section 8.01) the Trustee shall have the right to decline to follow any such direction if the Trustee shall determine upon advice of counsel that the action or proceeding so directed may not lawfully be taken or would be materially and unjustly prejudicial to the rights of Holders not joining in such direction or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees and/or Responsible Officers shall determine that the action or proceeding so directed would involve the Trustee in personal liability. The Trustee may take any other action deemed proper by the Trustee not inconsistent with such direction. The Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all the Debt Securities of such series waive any past default or Event of Default hereunder and its consequences except a default in the payment of principal of or premium, if any, or interest on such Debt Securities, or a default in the making of any sinking fund payment with respect to such Debt Securities. Upon any such waiver the Company, the Trustee and the Holders of such Debt Securities shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default shall have been waived as permitted by this Section 7.07, said default or Event of Default shall for all purposes of the Debt Securities and this Indenture be deemed to have been cured and to be not continuing.
        SECTION 7.08. Notice of Defaults. The Trustee shall, within 90 days after the occurrence of a default, mail to all Holders of Debt Securities of any series, as the names and addresses of such Holders appear upon the Debt Security Register, notice of all defaults known to the Trustee with respect to such Debt Securities, unless such defaults shall have been cured or waived before the giving of such notice (the term "defaults" for the purpose of this Section 7.08 being hereby defined to be the events specified in clauses (a), (b), (c), (d), (e), (f), (g) and (h) of Section 7.01, not including periods of grace, if any, provided for therein and irrespective of the 60-day period after the giving of the written notice specified in said clause (d) but in the case of any default of the character specified in said clause (d) no such notice to Holders shall be given until at least 60 days after the giving of written notice thereof to the Company pursuant to said clause (d)); provided, however, that except in the case of default in the payment of the principal of or premium, if any, or interest on any of the Debt Securities or in the making of any sinking fund payment, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.
        SECTION 7.09. Undertaking to Pay Costs. The parties to this Indenture agree, and each Holder of any Debt Security of any series by this acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 7.09 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Debt Securities Outstanding of any series, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or premium, if any, or interest on any Debt Security on or after the due date expressed in such Debt Security.
        SECTION 7.10. Unconditional Right of Holders to Receive Principal, Premium and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Debt Security shall have the rights, which are absolute and unconditional, to receive payment of the principal of, premium, if any, and (subject to Section 3.08) interest on such Debt Security on the respective Stated Maturities expressed in such Debt Security (or in the case of redemption or repayment, on the date for redemption or repayment, as the case may be) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.
                                  ARTICLE EIGHT.
                             Concerning the Trustee.
        SECTION 8.01. Duties and Responsibilities of Trustee.  The Trustee,
   prior to the occurrence of an Event of Default with respect to any series of Debt Securities and after the curing of all Events of Default with respect to such Debt Securities which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default with respect to any series of Debt Securities has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.
        No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that,
             (a) prior to the occurrence of an Event of Default with respect to any series of Debt Securities and after the curing or waiving of all Events of Default with respect to such Debt
        Securities and the Holders thereof which may have occurred,
             (1) the duties and obligations of the Trustee with respect to such Debt Securities and the Holders thereof shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
             (2) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;
             (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and
             (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Debt Securities Outstanding of any series, or such lesser principal amount as permitted in this Indenture, determined as provided in Section 9.04, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to Debt Securities of such series.
        None of the provisions of this Indenture shall be construed as requiring the Trustee to expend or risk its own funds or otherwise to incur any personal financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
        SECTION 8.02. Reliance on Documents, Opinions, etc. Subject to the provisions of Section 8.01,
             (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
             (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;
             (c) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and accordance with such advice or Opinion of Counsel;
             (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;
             (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
             (f) prior to the occurrence of an Event of Default with respect to the Debt Securities of any series and after the curing or waiving of all Events of Default with respect to such Debt Securities, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note, or other paper or document, unless requested in writing to do so by the Holders of not less than a majority in principal amount of such Debt Securities then Outstanding; provided, however, that the reasonable expenses of every such investigation shall be paid by the Company or, if paid by the Trustee, shall be repaid by the Company upon demand; and provided further, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to so proceeding;
             (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be liable or responsible for any misconduct, bad faith or negligence on the part of any agent or attorney appointed with due care by it hereunder; and
             (h) the Trustee shall not be deemed to have knowledge of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or Holders of greater than 50% of the outstanding principal amount of Debt Securities of any series shall have notified the Trustee thereof.
        SECTION 8.03. No Responsibility for Recitals, etc. The recitals contained herein and in the Debt Securities (except in the Trustee's certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debt Securities of any series. The Trustee represents that it is duly authorized to execute and deliver this Indenture and perform its obligations hereunder. The Trustee shall not be accountable for the use or application by the Company of any Debt Securities or the proceeds of any Debt Securities authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.
        SECTION 8.04. Trustee and Agents May Own Debt Securities. The Trustee or any agent of the Trustee or the Company under this Indenture, in its individual or any other capacity, may become the owner or pledgee of Debt Securities of any series with the same rights it would have if it were not Trustee or such agent.
        SECTION 8.05. Moneys to be Held in Trust. Subject to the provisions of Section 13.04, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. Neither the Trustee nor any paying agent shall be under any liability for interest on any moneys received by it hereunder except such as it may agree with the Company to pay thereon. So long as no Event of Default with respect to the Debt Securities of any series shall have occurred and be continuing, all interest allowed on any such moneys shall be paid from time to time upon the written order of the Company, signed by its President, any Vice President, its Treasurer or an Assistant Treasurer.
        SECTION 8.06. Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and all persons not regularly in its employ and any amounts paid by the Trustee to any Authenticating Agent pursuant to
   Section 8.14) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Trustee and arising out of or in connection with the acceptance or administration of this trust, or the performance of its duties hereunder, including the current payment of all costs and expenses of defending itself against any claim of liability in the premises. The obligations of the Company under this Section 8.06 to compensate the trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder. Such additional indebtedness shall be secured by a lien prior to that of the Debt Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Debt Securities.
        SECTION 8.07. Officers' Certificate as Evidence. Subject to the provisions of Section 8.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such Certificate, in the absence of negligence or bad faith on the part of the trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this indenture upon the faith thereof.
        SECTION 8.08. Conflicting Interest of Trustee. If the Trustee has or shall acquire any conflicting interest, as defined in the Trust Indenture Act, then the Trustee shall either eliminate such conflicting interest, or resign, in the manner and with the effect specified in the Trust Indenture Act. SECTION 8.09. Eligibility of Trustee. There shall be at all times be a Trustee with respect to each series of Debt Securities hereunder which shall be a corporation organized and doing business under the laws of the United States or any state or territory thereof or of the District of Columbia authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal, state, territorial, or District of Columbia authority and having its principal office and place of business in The City of New York or the City of Chicago, Illinois, if there be such a corporation having its principal office and place of business in said City and willing to act as Trustee hereunder. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. No obligor upon the Debt Securities, or person directly or indirectly controlling, controlled by or under common control with such obligor, shall serve as Trustee hereunder. In case at any time the Trustee with respect to any series of Debt Securities shall cease to be eligible in accordance with the provisions of this Section 8.09, such Trustee shall resign immediately in the manner and with the effect specified in Section 8.10.
        SECTION 8.10. Resignation or Removal of Trustee. (a) The Trustee may at any time resign with respect to any series of Debt Securities by giving written notice by first class mail of such resignation to the Company and to the Holders of such series of Debt Securities at their addresses as they shall appear on the Debt Security Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee with respect to such series by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee with respect to such series shall have been so appointed and have accepted appointment within 60 days after the mailing of such notice of resignation to the Holders, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder of such series of Debt Securities who has been a bona fide Holder of a Debt Security or Debt Securities of such series for at least six months may, subject to the provisions of Section 7.09, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee with respect to such series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint such successor trustee.
        (b)  In case at any time any of the following shall occur --
             (1)  the Trustee shall fail to comply with the provisions of
        Section 8.08 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Debt Security or Debt Securities of such series for at least six months, or
             (2) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.09 and shall fail to resign after written request therefor by the Company or by any such Holder of a note of such series, or
             (3) the Trustee shall become incapable of acting with respect to any series of Debt Securities, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee with respect to such series and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.09, any Holder who has been a bona fide Holder of a Debt Security or Debt Securities of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove such Trustee and appoint such successor trustee.
        (c) The Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series may at any time remove the Trustee with respect to such series and nominate a successor Trustee which shall be deemed appointed as successor Trustee unless within ten days after such nomination the Company objects thereto, in which case the Trustee so removed or any Holder of a Debt Security or Debt Securities of such series, upon the terms and conditions and otherwise as in subsection (a) of this
   Section 8.10 provided, may petition any court of competent jurisdiction for an appointment of a successor Trustee with respect to such series.
        (d) Any resignation or removal of the Trustee with respect to all or any series of Debt Securities and any appointment of a successor Trustee pursuant to any of the provisions of this Section 8.10 shall become effective upon acceptance of appointment by the successor Trustee as provided in Section 8.11.
        SECTION 8.11. Acceptance by Successor Trustee. Any successor Trustee appointed as provided in Section 8.10 shall execute, acknowledge and deliver to the Company and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective with respect to all or any series as to which it is resigning as Trustee, and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder with respect to all or any such series, with like effect as if originally named as Trustee herein with respect to all or any such series; nevertheless, on the written request of the Company or of the successor Trustee, the Trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 8.06, execute and deliver an instrument transferring to such successor Trustee all the rights and powers of the Trustee with respect to all or any such series so ceasing to act. Upon request of any such successor Trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such Trustee with respect to all or any series as to which it is resigning as Trustee, to secure any amounts then due it pursuant to the provisions of Section 8.06.
        No successor Trustee shall accept appointment as provided in this
   Section 8.11 unless at the time of such acceptance such successor Trustee shall be qualified under the provisions of Section 8.08 and eligible under the provisions of Section 8.09.
        Upon acceptance of appointment by a successor Trustee with respect to all or any series of Debt Securities as provided in this Section 8.11, the Company shall mail notice of the succession of such Trustee hereunder to the Holders of Debt Securities of such series at their addresses as they shall appear on the Debt Security Register. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Company.
        In case the appointment hereunder of a successor Trustee with respect to the Debt Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Debt Securities of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of any series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be Trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.
        SECTION 8.12. Succession by Merger, etc. Subject to Sections 8.08 and 8.09, any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto.
        In case at the time any successor to the Trustee shall succeed to the trusts created by this Indenture any of the Debt Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Debt Securities so authenticated; and in case at that time any of the Debt Securities shall not have been authenticated, any successor to the Trustee may authenticate such Debt Securities either in the name of such successor Trustee or, if such successor Trustee is a successor by merger, conversion or consolidation, the name of any predecessor hereunder; and in all such cases such certificate shall have the full force which it is anywhere in the Debt Securities or in this Indenture provided that the certificate of the Trustee shall have.
        SECTION 8.13. Limitation on Rights of Trustee as a Creditor. (a) Subject to the provisions of subsection (b) of this Section 8.13, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company or of any other obligor on the Debt Securities within three months prior to a default, as defined in subsection
   (c) of this Section 8.13, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders of the Debt Securities, and the holders of other indenture securities (as defined in subsection (c) of this Section 8.13):
             (1) an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such three-month period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (2) of this subsection (a), or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and
             (2) all property received by the Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such three-month period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.
   Nothing herein contained, however, shall affect the right of the Trustee
             (A) to retain for its own account (i) payments made on account of any such claim by any Person (other than the Company) who is liable thereon, and (ii) the proceeds of the bona fide sale of any such claim by the Trustee to a Third Person, and (iii) distributions made in cash, securities, or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganizations pursuant to the Federal bankruptcy laws or applicable state law;
             (B) to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such three-month period;
             (C) to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three-month period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default, as defined in subsection (c) of this Section 8.13, would occur, within three months; or
             (D) to receive payment on any claim referred to in paragraph (B) or (C), against the release of any property held as security for such claim as provided in such paragraph (B) or (C), as the case may be, to the extent of the fair value of such property.
        For the purposes of paragraphs (B), (C) and (D), property substituted after the beginning of such three-month period for property held as security at the time of such substitution shall, to the extent of the fair value of the property, released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.
        If the Trustee shall be required to account, the funds and property held in such special account and the proceeds thereof shall be apportioned between the Trustee, the Holders and the holders of other indenture securities in such manner that the Trustee, the Holders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal bankruptcy laws or applicable state law, the same percentage of their respective claims, calculated before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee, the Holders, and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal bankruptcy laws or applicable state law, but after crediting thereon receipts on account of the indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term "dividends" shall include any distribution with respect to such claim, in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal bankruptcy laws or applicable state law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership, or proceeding for reorganization is pending shall have jurisdiction (i) to apportion between the Trustee, the Holders, and the holders of other indenture securities, in accordance with the provisions of this paragraph, the funds and property held in such special account and the proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee, the Holders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.
        Any Trustee who has resigned or been removed after the beginning of such three-month period shall be subject to the provisions of this subsection (a) as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such three-month period, it shall be subject to the provisions of this subsection (a) if and only if the following conditions exist:
             (i) the receipt of property or reduction of claim which would have given rise to the obligation to account, if such Trustee had continued as trustee, occurred after the beginning of such three-month period; and
             (ii) such receipt of property or reduction of claim occurred within three months after such resignation or removal.
        (b) There shall be excluded from the operation of subsection (a) of this Section 8.13 a creditor relationship arising from
             (1) the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;
             (2) advances authorized by a receivership or bankruptcy court of competent jurisdiction, or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances thereon, if notice of such advance and of the circumstances surrounding the making thereof is given to the Holders at the time and in the manner provided in Section 6.04;
             (3) disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;
             (4) an indebtedness created as a result of services rendered or premises rented; or an indebtedness created as a result of goods or securities sold in a cash transaction as defined in subsection (c) of this Section 8.13;
             (5) the ownership of stock or of other securities of a corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; or
             (6) the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper as defined in subsection (c) of this Section 8.13.
        (c) As used in this Section 8:13:
             (1) The term "default" shall mean any failure to make a payment in full of the principal of, premium, if any, or interest upon any of the Debt Securities or upon the other indenture securities when and as such principal, premium, if any, or interest becomes due and payable;
             (2) The term "other indenture securities" shall mean securities upon which the Company is an obligor (as defined in the Trust Indenture Act) outstanding under any other indenture (A) under which the Trustee is also trustee, (B) which contains provisions substantially similar to the provisions of subsection (a) of this
        Section 8.13, and (C) under which a default exists at the time of the apportionment of the funds and property held in said special account;
             (3) The term "cash transaction" shall mean any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand;

             (4) The term "self-liquidating paper" shall mean any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacture, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security; provided, however, that the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation; and
             (5) The term "Company" shall mean any obligor upon the Debt Securities.
        SECTION 8.14. Authenticating Agents. There may be an Authenticating Agent or Authenticating Agents appointed by the Trustee from time to time with power to act on its behalf and subject to its direction in the authentication and delivery of any series of Debt Securities issued upon exchange, transfer or redemption thereof as fully to all intents and purposes as though such Authenticating Agent (or Authenticating Agents) had been expressly authorized to authenticate and deliver such Debt Securities, and Debt Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as though authenticated by the Trustee hereunder. For all purposes of this Indenture (except in the case of original issuance and the issuance of Debt Securities in replacement of lost, stolen, mutilated or destroyed Debt Securities), the authentication and delivery of Debt Securities by any Authenticating Agent pursuant to this Section 8.14 shall be deemed to be the authentication and delivery of such Debt Securities "by the Trustee", and whenever this Indenture provides (except in the case of original issuance and the issuance of Debt Securities in replacement of lost, stolen, mutilated or destroyed Debt Securities) that "the Trustee shall authenticate and deliver" Debt Securities or that Debt Securities "shall have been authenticated and delivered by the Trustee", such authentication and delivery by any Authenticating Agent shall be deemed to be authentication and delivery by the Trustee. Any such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States of America or of any State or Territory or the District of Columbia, with a combined capital and surplus of at least $15,000,000 and authorized under such laws to act as an authenticating agent, duly registered to act as such, if and to the extent required by applicable law and subject to supervision or examination by Federal or State authority. If such corporation publishes reports of its condition at least annually pursuant to law or the requirements of such authority, then for the purposes of this Section 8.14 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.14, or to be duly registered if and to the extent required by applicable law and regulations, it shall resign immediately in the manner and with the effect herein specified in this
   Section 8.14.
        Whenever reference is made in this Indenture to the authentication and delivery of Debt Securities of any series by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by its Authenticating Agent appointed with respect to the Debt Securities of such series and a certificate of authentication executed on behalf of the Trustee by its Authenticating Agent appointed with respect to the Debt Securities of such series.
        Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the authenticating agency business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, if such successor corporation is otherwise eligible under this Section 8.14, without the execution or filing of any paper or any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.
        In case at the time such successor to any such agency shall succeed to such agency any of the Debt Securities shall have been authenticated but not delivered, any such successor to such Authenticating Agent may adopt the certificate of authentication of any predecessor Authenticating Agent and deliver such Debt Securities so authenticated; and in case at that time any of the Debt Securities shall not have been authenticated, any successor to any Authenticating Agent may authenticate such Debt Securities either in the name of any predecessor hereunder or in the name of the successor Authenticating Agent; and in all cases such certificate shall have the full force which it has anywhere in the Debt Securities or in this Indenture provided that the certificate of the predecessor Authenticating Agent shall have had such force; provided, however, that the right to adopt the certificate of authentication of any predecessor Authenticating Agent or to authenticate Debt Securities in the name of any predecessor Authenticating Agent shall apply only to its successor or successors by merger, conversion or consolidation.
        Any Authenticating Agent may at any time resign as Authenticating Agent with respect to any series of Debt Securities by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any Authenticating Agent with respect to any series of Debt Securities by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible under this Section 8.14, the Trustee may, and shall, upon request of the Company, promptly use its best efforts to appoint a successor Authenticating Agent.
        Upon the appointment, at any time after the original issuance of any of the Debt Securities, of any successor, additional or new Authenticating Agent, the Trustee shall give written notice of such appointment to the Company and shall at the expense of the Company mail notice of such appointment to all Holders of Debt Securities of such series as the names and addresses of such Holders appear on the Debt Security Register.
        Any successor Authenticating Agent with respect to any series of Debt Securities upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as though originally named as an Authenticating Agent herein with respect to such series. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.14 and duly registered if and to the extent required under applicable law and regulations.
        Any Authenticating Agent by the acceptance of its appointment with respect to any series of Debt Securities shall be deemed to have agreed with the Trustee that: it will perform and carry out the duties of an Authenticating Agent as herein set forth with respect to such series, including among other things the duties to authenticate and deliver Debt Securities when presented to it in connection with exchanges, registrations of transfer or redemptions thereof; it will keep and maintain, and furnish to the Trustee from time to time as requested by the Trustee appropriate records of all transactions carried out by it as Authenticating Agent and will furnish the Trustee such other information and reports as the Trustee may reasonably require; it is eligible for appointment as Authenticating Agent under this Section 8.14 and will notify the Trustee promptly if it shall cease to be so qualified; and it will indemnify the Trustee against any loss, liability or expense incurred by the Trustee and will defend any claim asserted against the Trustee by reason of any acts or failures to act of the Authenticating Agent with respect to such series but it shall have no liability for any action taken by it at the specific written direction of the Trustee.
        The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation and expenses for its services, and the Trustee shall have no liability for such payments.
        The provisions of Sections 8.02(a), (b), (c), (e) and (f), 8.03, 8.04,
   8.06 (insofar as it pertains to indemnification), 9.01, 9.02 and 9.03 shall bind and inure to the benefit of each Authenticating Agent to the same extent that they bind and inure to the benefit of the Trustee.
                                  ARTICLE NINE.
                             Concerning the Holders.
        SECTION 9.01.  Action by Holders.  Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Debt Securities of any series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action) the fact that at the time of taking any such action the Holders of such specified percentage of such series have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders of such series in person or by agent or proxy appointed in writing, or (b) by the record of the Holders of such series voting in favor thereof at any meeting of such Holders duly called and held in accordance with the provisions of Article Ten, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders of such series.
        SECTION 9.02. Proof of Execution by Holders. Subject to the provisions of Sections 8.01, 8.02 and 10.05, proof of the execution of any instrument by a Holder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The ownership of Debt Securities shall be proved by the Debt Security Register or by a certificate of the Debt Security registrar with respect to a series of Debt Securities.
        The record of any Holders' meeting shall be proved in the manner provided in Section 10.06.
        SECTION 9.03. Who Are Deemed Absolute Owners. The Company, the Trustee with respect to a series of Debt Securities, and any agent of the Trustee or the Company under this Indenture may deem the Person in whose name such Debt Security shall be registered upon the Debt Security Register to be, and may treat him as, the absolute owner of such Debt Security (whether or not such Debt Security shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company, the Trustee or any such agent) for the purpose of receiving payment of or on account of the principal of and premium, if any, and interest on such Debt Security and for all other purposes; and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary. All such payments so made to any Holder for the time being or upon his order shall, to the extent of the sum or sums so paid, be effectual to satisfy and discharge the liability for moneys payable upon any such Debt Security.
        SECTION 9.04. Company-Owned Debt Securities Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Debt Securities of any series have concurred in any direction or consent under this Indenture, Debt Securities of such series which are owned by the Company or any other obligor on the Debt Securities of such series or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on such Debt Securities shall be disregarded and deemed not to be Outstanding for the purpose of any such determination; provided, however, that for the purposes of determining whether the Trustee shall be protected in relying on any such direction or consent only such Debt Securities which the Trustee knows are so owned shall be so disregarded. Debt Securities so owned which have been pledged in good faith may be regarded as Outstanding notwithstanding this Section 9.04 if the pledgee shall establish to the satisfaction of the Trustee the right of the pledgee to vote such Debt Securities and that the pledgee is not a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Debt Securities of a series, if any, known by the Company to be owned or held by or for the account of the Company or any other obligor on such Debt Securities or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on such Debt Securities; and, subject to the provisions of Section 8.01, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all such Debt Securities not listed therein are Outstanding for the purpose of any such determination.
        SECTION 9.05. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in
   Section 9.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Debt Securities of any series specified in this Indenture in connection with such action, any Holder of a Debt Security which is shown by the evidence to be included in the Debt Securities the Holders of which have consented to or are bound by consents to such action, may, by filing written notice with the Trustee at its principal office and upon proof of holding as provided in Section 9.02, revoke such action so far as concerns such Debt Security. Except as aforesaid any such action taken by the Holder of any Debt Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Debt Security and of any Debt Security issued on transfer thereof or in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Debt Security.
                                   ARTICLE TEN.
                                Holders' Meetings.
        SECTION 10.01.  Purposes of Meetings.  A meeting of Holders of the
   Debt Securities of all or any series may be called at any time and from time to time pursuant to the provisions of this Article Ten for any of the following purposes:
             (1) to give any notice to the Company or to the Trustee with respect to such series, or to give any directions to the Trustee, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article Seven;
             (2) to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article Eight;
             (3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 11.02; or
             (4) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Debt Securities of all or any series, as the case may be, under any other provision of this Indenture or under applicable law.
        SECTION 10.02. Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders of Debt Securities of all or any series to take any action specified in Section 10.01, to be held at such time and at such place in the Borough of Manhattan, The City of New York, as the Trustee shall determine. Notice of every meeting of the Holders of Debt Securities of all or any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed by the Trustee to Holders of Debt Securities of each series that may be affected by the action proposed to be taken at such meeting at their addresses as they shall appear on the Debt Security Register. Such notice shall be mailed not less than 20 nor more than 90 days prior to the date fixed for the meeting.
        SECTION 10.03. Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a resolution by the Board of Directors, or the Holders of at least 10% in aggregate principal amount of the Debt Securities then Outstanding of each series that may be affected by the action proposed to be taken shall have requested the Trustee to call a meeting of such Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and place in the Borough of Manhattan, The City of New York, for such meeting and may call such meeting to take any action authorized in Section 10.01, by mailing notice thereof as provided in Section 10.02.
        SECTION 10.04. Qualifications for Voting. To be entitled to vote at any meeting of Holders of Debt Securities a Person shall (a) be a Holder of one or more Debt Securities of a series affected by the action proposed to be taken or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more such Debt Securities. The rights of Holders of Debt Securities to have their votes counted shall be subject to the provision in the definition of "Outstanding" in Section 1.01. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Debt Securities shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.
        SECTION 10.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Debt Securities, in regard to proof of the holding of Debt Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit. Except as otherwise permitted or required by any such regulation, the holding of Debt Securities shall be proved in the manner specified in Section 9.02 and the appointment of any proxy shall be proved in the manner specified in said Section 9.02 or by having the signature of the Person executing the proxy witnessed or guaranteed by any bank, broker or trust company.
        The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Debt Securities as provided in Section 10.03, in which case the Company or the Holders of Debt Securities calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Debt Securities represented at the meeting and entitled to vote.
        Subject to the provisions of Section 9.04, at any meeting each Holder of a Debt Security of a series entitled to vote at such meeting or proxy shall be entitled to one vote for each 1,000 units of Specified Currency in principal amount of Debt Securities of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Debt Security challenged or not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote except as a Holder of Debt Securities of such series or proxy therefor. Any meeting of Holders of Debt Securities duly called pursuant to the provisions of Section 10.02 or
   10.03 may be adjourned from time to time and the meeting may be held as so adjourned without further notice.
        At any meeting of Holders of Debt Securities, the presence of Persons holding or representing Debt Securities in an aggregate principal amount sufficient to take action upon the business for the transaction of which such meeting was called shall be necessary to constitute a quorum; but, if less than a quorum be present, the Persons holding or representing a majority of the Debt Securities represented at the meeting may adjourn such meeting with the same effect, for all intents and purposes, as though a quorum had been present.
        SECTION 10.06. Voting. The vote upon any resolution submitted to any meeting of Holders of Debt Securities shall be by written ballots on which shall be subscribed the signatures of the Holders of Debt Securities entitled to vote at such meeting or of their representatives by proxy, and the letter or letters, serial number or numbers or other distinguishing marks of the Debt Securities held or represented by him. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of holders of Debt Securities shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section
   10.02. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.
        Any record so signed and verified shall be conclusive evidence of the matters therein stated.
        SECTION 10.07. No Delay of Rights by Meeting. Nothing in this Article Ten contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders of Debt Securities of any or all series or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders of Debt Securities under any of the provisions of this Indenture or of the Debt Securities.
                                 ARTICLE ELEVEN.
                             Supplemental Indentures.
        SECTION 11.01.  Supplemental Indentures without Consent of Holders.
   The Company, when authorized by the resolutions of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act) for one or more of the following purposes:
             (a) to evidence the succession of another corporation to the Company, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Articles Five and Twelve hereof;
             (b) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as the Board of Directors and the Trustee shall consider to be for the protection of the Holders of Debt Securities of any or all series, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or an Event of Default with respect to such series permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default; and
             (c) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; to convey, transfer, assign, mortgage or pledge any property to or with the Trustee; or to make such other provisions in regard to matters or questions arising under this Indenture as shall not adversely affect the interests of the Holders of the Debt Securities;
             (d) to secure the Debt Securities of all series in accordance with the provisions of Sections 5.05 and 12.02; or
             (e) to evidence and provide for the acceptance of appointment by another corporation as a successor Trustee hereunder with respect to one or more series of Debt Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to Section 8.11; or
             (f) to modify, amend or supplement this Indenture in such a manner as to permit the qualification of any indenture supplemental hereto under the Trust Indenture Act as then in effect, except that nothing herein contained shall permit or authorize the inclusion in any indenture supplemental hereto of the provisions referred to in
        Section 316 (a) (2) of the Trust Indenture Act; or
             (g) to provide for the issuance under this Indenture of Debt Securities in coupon form (including Debt Securities registrable as to principal only) and to provide for exchangeability of such Debt Securities with Debt Securities of the same series issued hereunder in fully registered form and to make all appropriate changes for such purpose; or
             (h) to establish any additional form of Debt Security, as permitted by Section 2.02, and to provide for the issuance of any additional series of Debt Securities, as permitted by Section 3.01, and to set forth the terms thereof.
        The Trustee is hereby required to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.
        Any supplemental indenture authorized by the provisions of this
   Section 11.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Debt Securities at the time Outstanding, notwithstanding any of the provisions of Section 11.02.
        SECTION 11.02. Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Section 9.01) of the Holders of greater than 50% in aggregate principal amount of the Outstanding Debt Securities of each series affected by such supplemental indenture (all such Holders voting as a single class), by act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debt Securities of each series under this Indenture; provided, however, that no such supplemental indenture shall (i) without the consent of the Holder of each Outstanding Debt Security affected thereby, extend the fixed maturity of any Debt Security, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or any premium thereon, or make the principal thereof or interest or premium thereon payable in any coin or currency other than that provided in the Debt Securities or (ii) without the consent of the Holders of all of the Outstanding Debt Securities of each series affected reduce the aforesaid percentage of Debt Securities, the Holders of which are required to consent
   (a) to any such supplemental indenture, (b) to rescind and annul a declaration that any Debt Securities are due and payable as a result of the occurrence of an Event of Default, (c) to waive any past default under the Indenture and its consequences and (d) to waive compliance with Sections
   5.02 and 5.04 (other than 5.04 (a) (1) and (2)) to 5.08.
        Upon the request of the Company, accompanied by a copy of a resolution of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders of Debt Securities as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplement indenture.
        It shall not be necessary for the consent of the Holders of Debt Securities under this Section 11.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.
        SECTION 11.03. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture pursuant to the provisions of this Article Eleven, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of Debt Securities shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
        SECTION 11.04. Notation on Debt Securities. Debt Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article Eleven may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Debt Securities of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company, authenticated by the Trustee and delivered in exchange for the Outstanding Debt Securities of such series.
        SECTION 11.05. Evidence of Compliance of Supplemental Indenture to be Furnished to Trustee. The Trustee, subject to the provisions of Section
   8.01 and 7.02, may receive an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article Eleven.
                                 ARTICLE TWELVE.
                   Consolidation, Merger, Sale and Conveyance.
        SECTION 12.01.  Company May Consolidate, etc., on Certain Terms.
   Subject to the provisions of Section 12.02, nothing contained in this Indenture or in any of the Debt Securities shall prevent any consolidation or merger of the Company with or into any other corporation or corporations (whether or not affiliated with the Company), or successive consolidations or mergers in which the Company or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of all or substantially all of the property of the Company to any other corporation (whether or not affiliated with the Company) authorized to acquire and operate the same; provided, however, and the Company hereby covenants and agrees, that any such consolidation, merger, sale or conveyance shall be upon the condition that (a) immediately after such consolidation, merger, sale or conveyance, the corporation (whether the Company or such other corporation) formed by or surviving any such consolidation or merger, or to which such sale or conveyance shall have been made, shall not be in default in the performance or observance of any of the terms, covenants and conditions of this Indenture to be kept or performed by the Company; (b) the corporation (if other than the Company) formed by or surviving any such consolidation or merger, or to which such sale or conveyance shall have been made, shall be a corporation organized under the laws of the United States of America or any state thereof; and (c) the due and punctual payment of the principal of and premium, if any, and interest on all of the Debt Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Company, shall be expressly assumed, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee by the corporation (if other than the Company) formed by such consolidation, or into which the Company shall have been merged, or by the corporation which shall have acquired such property.
        SECTION 12.02. Debt Securities to be Secured in Certain Events. If, upon any such consolidation or merger, or upon any such sale or conveyance, or upon any acquisition by the Company by purchase or otherwise of all or any part of the properties of any other corporation, any Principal Facility owned by the Company or a Restricted Subsidiary immediately prior thereto would thereupon become subject to any Security Interest securing indebtedness not permitted to be incurred by Section 5.05 hereof, the Company, prior to such consolidation, merger, sale, conveyance or acquisition, will by indenture supplemental hereto satisfactory in form to the Trustee secure the due and punctual payment of the principal of and premium, if any, and interest on the Debt Securities of each series then Outstanding (equally and ratably with any other indebtedness of the Company then entitled thereto, subject to applicable priorities of payment) by a direct lien on such Principal Facility which would thereupon become subject to any such Security Interest, prior in rank to all liens other than any theretofore existing thereon.
        SECTION 12.03. Successor Corporation to be Substituted. In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and premium, if any, and interest on all of the Debt Securities and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Company, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and (except in the event of a conveyance by way of lease) the predecessor corporation shall be relieved of any further obligation under this Indenture and the Debt Securities. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of Mallinckrodt Group Inc. any or all of the Debt Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Debt Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Debt Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Debt Securities of each series so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debt Securities of such series theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debt Securities had been issued at the date of the execution hereof.
        In case of any such consolidation, merger, sale or conveyance such changes in phraseology and form (but not in substance) may be made in the Debt Securities thereafter to be issued as may be appropriate.
        SECTION 12.04. Opinion of Counsel to Be Given Trustee. The Trustee, subject to Section 8.01, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance and any such assumption complies with the provisions of this Article Twelve.
                                ARTICLE THIRTEEN.
                     Satisfaction and Discharge of Indenture.
        SECTION 13.01. Satisfaction, Discharge and Defeasance of Debt Securities of any Series. The Company shall be deemed to have paid and discharged the entire indebtedness on all the Debt Securities of a series, the provisions of this Indenture (except as to (x) the rights of Holders of Debt Securities of such series to receive, from the money and, in the case of Debt Securities denominated in U.S. Dollars, U.S. Government Obligations deposited with the Trustee pursuant to Section 13.03 or the interest and principal received by the Trustee in respect of such U.S. Government Obligations, payment of the principal of (and premium, if any) and any installment of principal of (and premium, if any) or interest on such Debt Securities on the Stated Maturities thereof or upon the Redemption Rates for Debt Securities required to be redeemed pursuant to any mandatory sinking fund or analogous provisions relating to Debt Securities of that series or pursuant to any call for redemption relating to Debt Securities of that series, (y) the Company's rights and obligations with respect to such Debt Securities under Sections 3.06, 3.07, 13.03 and 13.04, 5.02, 5.04, 6.01, 8.06, 8.10, 8.11 and, to the extent applicable to such series, Article Four, so long as the principal of (and premium, if any) and interest on the Debt Securities of such series remain unpaid and, thereafter, only the Company's rights and obligations under Sections 5.04, 8.06, 13.03 and 13.04, and (2) the rights, powers, trusts, duties and immunities of the Trustee with respect to the Debt Securities of such series) as it relates to such Debt Securities shall no longer be in effect, and the Trustee, at the expense of the Company, shall upon Company Request, execute proper instruments acknowledging the same if either:
             (a) (1) all Debt Securities of such series theretofore authenticated and delivered (other than (i) Debt Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.07 and (ii) Debt Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Sections 13.03 and 13.04) have been delivered to the Trustee for cancellation.
             (2) the Company has paid or caused to be paid all other sums payable under this Indenture in respect of the Debt Securities of such series; and
             (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction of the entire indebtedness of all Debt Securities of any such series and the discharge of the Indenture as it relates to such Debt Securities have been complied with; or
             (b) (1) all Debt Securities of such series not theretofore delivered to the Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at their Stated Maturity within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense of the Company;
             (2) the condition described in paragraph (1) of Section 13.02 has been satisfied; and
             (3) the conditions described in paragraphs (a) (2) and (a) (3) of this Section 13.01 have been satisfied; or
             (c) (1) the conditions referred to in paragraphs (b) (2) and (b)
        (3) of this Section 13.01 have been satisfied;
             (2) no Event of Default or event which with notice or lapse of time would become an Event of Default shall have occurred and be continuing on the date of the deposit referred to in paragraph (1) of
        Section 13.02 or on the ninety-first day after the date of such deposit; provided, however, that should that condition fail to be satisfied on or before such ninety-first day, the Trustee shall promptly, upon satisfactory receipt of evidence of such failure, return such deposit to the Company;
             (3) the Company has either (i) delivered to the Trustee an opinion of counsel of a nationally-recognized independent tax counsel to the effect that Holders of the Debt Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and the satisfaction, discharge and defeasance contemplated by this paragraph (c) of this Section 13.01 and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred or (ii) the Company shall have received from, or there shall have been published by, the United Stated Internal Revenue Service a ruling to the effect stated in (i) of this Section 13.01 (c) (3); and
             (4) the Company has received an Opinion of Counsel to the effect that the satisfaction, discharge and defeasance contemplated by this
        Section 13.01 will not result in the desisting of the Debt Securities of that series from any nationally-recognized securities exchange on which they are listed.
        SECTION 13.02. Defeasance of Debt Securities of any Series. The provisions of this Indenture (except as to (x) the rights of Holders of Debt Securities of any series to receive, from the money and, in the case of Debt Securities denominated in U.S. Dollars, U.S. Government Obligations deposited with the Trustee pursuant to paragraph (1) below or the interest and principal received by the Trustee in respect of such U.S. Government Obligations, payment of the principal of (and premium, if any) and any installment of principal of (and premium, if any) or interest on such Debt Securities on the State Maturities thereof or upon Redemption Dates for Debt Securities required to be redeemed pursuant to any mandatory sinking fund or analogous provisions relating to Securities of that series or pursuant to any call for redemption relating to Debt Securities of that series, (y) the Company's rights and obligations with respect to such Debt Securities under Sections 3.06, 3.07, 13.03, 13.04, Article Seven (other than subsections (d) and (e) of Section 7.01), Sections 5.01, 5.02, 5.04, 6.01, 8.06, 8.10, 8.11 and, to the extent applicable to such series, Article Four, so long as the principal of (and premium, if any) and interest on the Debt Securities of such series remain unpaid and, thereafter, only the Company's rights and obligations under Sections 5.04, 8.06, 13.03 and 13.04, and (z) the rights, powers, trusts, duties and immunities of the Trustee with respect to the Debt Securities of such series) as it relates to Debt Securities of any series shall no longer be in effect, and the Trustee, at the expense of the Company shall, upon Company Request, execute proper instruments acknowledging the same if:
             (1) the Company has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose (A) money in an amount, or (B) in the case of Debt Securities denominated in U.S. Dollars, U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide on or before the due date of any payment in respect of such series of Debt Securities money in an amount, or (C) in the case of Debt Securities denominated in U.S. Dollars, a combination thereof, sufficient, after payment of all Federal, state and local taxes in respect thereof payable by the Trustee, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge (i) the principal of (and premium, if any) and each installment of principal (and premium, if any) and interest on the Outstanding Debt Securities of that series on the Stated Maturity of such principal or installment of principal or interest and (ii) any mandatory sinking fund payments or analogous payments or payments pursuant to any call for redemption applicable to Debt Securities of such series on the day on which such payments are due and payable in accordance with the terms of the Indenture and of such Debt Securities;
             (2) no Event of Default or event which with notice or lapse of time would become an Event of Default shall have occurred and be continuing on the date of such deposit;
             (3) the interest of the Holders in such deposit shall have been duly perfected under the applicable provisions of the Uniform Commercial Code; and
             (4) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the defeasance contemplated by this Section have been complied with.
        SECTION 13.03. Application of Trust Funds; Indemnification. (a) Subject to the provisions of Section 13.04, all money and, in the case of Debt Securities denominated in U.S. Dollars, U.S. Government Obligations deposited with the Trustee pursuant to Section 13.01 or 13.02 and all money received by the Trustee in respect of U.S. Government Obligations deposited with the Trustee, shall be held in trust and applied by it, in accordance with the provisions of the debt Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money and U.S. Government Obligations have been deposited with or received by the Trustee as contemplated by Section
   13.01 or 13.02.
        (b) The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against U.S. Government Obligations deposited pursuant to Section 13.01 or 13.02 or the interest and principal received in respect of such obligations, other than any such tax, fee or other charge payable by or on behalf of Holders. The Company shall be entitled to prompt notice of an assessment or the commencement of any proceeding for which indemnification may be sought hereunder and, at its election, to contest such assessment or to participate in, assume the defense of, or settle such proceeding.
        (c) The Trustee shall deliver or pay to the Company from time to time upon Company Request any U.S. Government Obligations or money held by it as provided in Section 13.01 or 13.02 which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such obligations or money were deposited or received.
        SECTION 13.04. Return of Unclaimed Moneys. Any moneys deposited with or paid to the Trustee or any paying agent for payment of the principal of and premium, if any, or interest on Debt Securities and not applied but remaining unclaimed by the Holders of Debt Securities for two years after the date upon which the principal of and premium, if any, or interest on such Debt Securities, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee or such paying agent on demand; and the Holder of any of the Debt Securities entitled to receive such payment shall thereafter look only to the Company for any payment thereof.
                                ARTICLE FOURTEEN.
                     Immunity of Incorporators, Stockholders,
                             Officers and Directors.
        SECTION 14.01. Indenture and Debt Securities Solely Corporate Obligations. No recourse under or upon any obligation, covenant or agreement of this Indenture, any supplemental indenture, or of any Debt Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer, director or employee, as such, past, present or future, of the Company or of any predecessor or successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers, directors or employees, as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture, or in any of the Debt Securities or implied thereby; and that any and all such personal liability, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer, director or employee, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Debt Securities or implied thereby, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Debt Securities.
                                 ARTICLE FIFTEEN.
                            Miscellaneous Provisions.
        SECTION 15.01. Provisions Binding on Successors of the Company. All the covenants, stipulations, promises and agreements in this Indenture contained by the Company shall bind its successors and assigns whether so expressed or not.
        SECTION 15.02. Indenture for Sole Benefit of Parties and Holders of Debt Securities. Nothing in this Indenture or in the Debt Securities, expressed or implied, shall give or be construed to give to any Person, firm or corporation, other than the parties hereto, any agent of the Trustee or the Company under this Indenture and the Holders of the Debt Securities, any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all such covenants, conditions and provisions being, subject to the provisions of Articles Twelve and Fourteen, for the sole benefit of the parties hereto, any agent of the Trustee or the Company under this Indenture and the Holders of the Debt Securities.
        SECTION 15.03. Addresses for Notices, etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Debt Securities on the Company may be given or served by being deposited, registered or certified mail postage prepaid, in a post office letter box in the United States addressed (until another address is filed by the Company with the Trustee) to the Company, 7733 Forsyth Boulevard, St. Louis, Missouri 63105-1820,
   Attention: Treasurer. Any notice, direction, request or demand by any Holder of a Debt Security or the Company to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing at the principal office of the Trustee, addressed to the attention of its Corporate Trust Department. Any notice, report or other instrument required by any of the provisions of this Indenture to be given by the Trustee to the Holders of Debt Securities of any or all series shall be deemed to have been sufficiently given, for all purposes, when mailed by first class mail.
        SECTION 15.04. New York Contract. This Indenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said state.
        SECTION 15.05.  Evidence of Compliance with Conditions Precedent.
   Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any (including any covenant, compliance with which constitutes a condition precedent), provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such document is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need to be furnished.
        Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (1) a statement that the Person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
   (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.
        SECTION 15.06. Legal Holidays. In any case where the date of maturity of interest on or principal of or premium, if any, on any series of Debt Securities or the date fixed for redemption of any Debt Security or Debt Securities will not be a Business Day, or will be a legal holiday or a day on which banking institutions are legally authorized or obligated to close in any location where a paying agent appointed pursuant to Section
   5.02 is located, then payment of such interest on or principal of and premium, if any, on such Debt Securities need not be made by such paying agent on such date but may be made by such paying agent on the next succeeding Business Day that is not a day in such location that is either a legal holiday or a day on which banking institutions are legally authorized or obligated to close, with the same force and effect as if made on such date of maturity or the date fixed for redemption and no interest shall accrue for the period from and after such prior date.
        SECTION 15.07. Trust Indenture Act to Control. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with
   (i) another provision included in this Indenture which is required to be included in this Indenture by any of Sections 310 to 317, inclusive, of the Trust Indenture Act or (ii) any required provision of the Trust Indenture Act, such required provision shall control.
        SECTION 15.08. Table of Contents, Headings, etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
        SECTION 15.09. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original and such counterparts shall together constitute but one and the same instrument. First Trust of New York, National Association, hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.
        SECTION 15.10. Determination of Principal Amount. Unless otherwise specified as contemplated by Section 3.01 with respect to a particular series of Debt Securities, whenever for purposes of this Indenture any calculation is to be made of the aggregate principal amount of Debt Securities of all series or all series affected by a particular matter and, at such time, there are outstanding (a) any Debt Securities of any series which are denominated in a Specified Currency other than U.S. Dollars, then the aggregate principal amount of Debt Securities of such series which shall be deemed to be outstanding for such purpose shall be that amount of U.S. Dollars that could be obtained for such amount of such Specified Currency at the Market Exchange Rate and/or (b) any Debt Securities of any series which are Original Issue Discount Securities, then the aggregate principal amount of Debt Securities of such series which shall be deemed to be outstanding for such purpose shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to
   Section 7.01. For purposes of this Section 15.10, Market Exchange Rate shall mean the noon U.S. Dollar buying rate in New York City for cable transfers of the Specified Currency published by the Federal Reserve Bank of New York; provided, however, that in the case of ECUs, Market Exchange Rate shall mean the rate of exchange determined by the Commission of the European Communities (or any successor thereto) as published in the Official Journal of the European Communities (such publication or any successor publication, the "Journal"). If such Market Exchange Rate is not available for any reason with respect to such Specified Currency, the Trustee shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York or, in the case of ECUs, the rate of exchange as published in the Journal, as of the most recent available date, or quotations or, in the case of ECUs, rates of exchange from one or more major banks in New York City or in the country of issue of the currency in question, which for purposes of the ECU shall be Belgium, or such other quotations or, in the case of ECU, rates of exchange as the Trustee shall deem appropriate. The provisions of this paragraph shall apply in determining the equivalent aggregate principal amount in respect of Debt Securities of a series denominated in a Specified Currency other than U.S. Dollars in connection with any matter arising under this Indenture, including, without limitation, any determination contemplated in
   Section 7.01.
        All decisions and determinations of the Trustee regarding the Market Exchange Rate or any alternative determination provided for in the preceding paragraph shall be in its sole discretion and shall, in the absence of manifest error, be conclusive to the extent permitted by law for all purposes and irrevocably binding upon the Company and all Holders of Debt Securities.
        IN WITNESS WHEREOF, MALLINCKRODT GROUP INC. has caused this Indenture to be signed and acknowledged by its Chairman of the Board of Directors, President or a Vice President, and its corporate seal to be affixed hereunto, and the same to be attested by its Secretary or an Assistant Secretary, and FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION, has caused this Indenture to be signed and acknowledged by one of its Vice Presidents, has caused its corporate seal to be affixed hereunto, and the same to be attested by its Secretary or one of its Assistant Secretaries, as of the day and year first written above.
                                 MALLINCKRODT GROUP INC.
                                 By:
   (CORPORATE SEAL)
   ATTEST:
                                 FIRST TRUST OF NEW YORK, NATIONAL
                                      ASSOCIATION, as Trustee
                                 By:
   (CORPORATE SEAL)
   ATTEST:
   STATE OF MISSOURI   ss.:
   COUNTY OF
        On the ____ day of _______________, 1995, before me personally came ___________________, to me known, who, being by me duly sworn, did depose and say that (s)he resides at
   ____________________________________________________; that (s)he is
   ___________________________________ of MALLINCKRODT GROUP INC., one of the
   corporations described in and which executed the foregoing instrument; that
   (s)he knows the seal of said corporation; that the seal affixed to said instrument bearing the name of said corporation is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; that (s)he signed her/his name thereto by like authority; and said (s)he acknowledged said instrument to be her/his free act and deed and the free act and deed of said corporation.
        WITNESS my hand and official seal the day and year first above written.

                                 My Commission Expires
   (Notarial Seal)
   STATE OF NEW YORK   ss.:
   COUNTY OF NEW YORK
        On the ____ day of _______________, 1995, before me personally came ___________________, to me known, who, being by me duly sworn, did depose and say that (s)he resides at ____________________________________________________; that (s)he is
   ___________________________________ of FIRST TRUST OF NEW YORK, NATIONAL
   ASSOCIATION, one of the corporations described in and which executed the foregoing instrument; that (s)he knows the seal of said corporation; that the seal affixed to said instrument bearing the name of said corporation is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; that (s)he signed her/his name thereto by like authority; and said (s)he acknowledged said instrument to be her/his free act and deed and the free act and deed of said corporation.
        WITNESS my hand and official seal the day and year first above written.

                                 My Commission Expires
   (Notarial Seal)